UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2019

OR

[  ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________________ to __________________

Commission file number 000-52218

ONCBIOMUNE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	20-2590810
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11441 Industriplex Blvd, Suite 190 Baton Rouge, LA	70809
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (225) 227-2384

N/A

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes [X] No [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company	Emerging growth company
[ ]	[ ]	[X]	[X]	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [  ] No [X]

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 340,359,453 shares as of August 12, 2019.

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Form 10-Q

June 30, 2019

2

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$-	$201
Prepaid expenses and other current assets	189,716	215,681

Total Current Assets	189,716	215,882

OTHER ASSETS:
Property and equipment, net	3,135	4,304
Right-of-use asset, net	41,452	-
Security deposit	6,400	6,400

Total Assets	$240,703	$226,586

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Convertible debt, net	$2,642,067	$1,434,252
Notes payable	538,875	538,875
Accounts payable	740,393	550,296
Accrued liabilities	1,171,669	884,035
Lease payable - current	35,530	-
Bank overdraft	7,732	-
Derivative liabilities	6,933,501	3,364,032
Due to related parties	347,436	315,466
Liabilities of discontinued operations	686,547	686,547

Total Current Liabilities	13,103,750	7,773,503

LONG-TERM LIABILITIES:
Lease payable - long-term	5,923	-

Total Liabilities	13,109,673	7,773,503

Commitments and contingencies (Note 9)

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value; 20,000,000 authorized;
Series A Preferred stock: $0.0001 par value; 1,000,000 shares authorized; 1,000,000 issued and outstanding at June 30, 2019 and December 31, 2018	100	100
Series B Preferred stock: $0.0001 par value; 7,892,000 shares authorized; 2,892,000 and 7,892,000 issued and outstanding at June 30, 2019 and December 31, 2018, respectively	289	789
Common stock: $0.0001 par value, 5,000,000,000 shares authorized; 316,828,482 and 247,661,861 issued and outstanding at June 30, 2019 and December 31, 2018 , respectively	31,683	24,766
Common stock issuable: 17,121,265 commons stock issuable as of June 30, 2019 and December 31, 2018	1,712	1,712
Additional paid-in capital	10,345,493	9,613,380
Accumulated deficit	(23,248,247)	(17,187,664)

Total Stockholders’ Deficit	(12,868,970)	(7,546,917)

Total Liabilities and Stockholders’ Deficit	$240,703	$226,586

See accompanying notes to the unaudited condensed consolidated financial statements

F-1

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

REVENUES	$-	$-	$-	$-

OPERATING EXPENSES:
Professional fees	164,993	138,696	339,179	315,793
Compensation expense	238,784	137,556	491,416	306,855
Research and development expense	60,010	27,902	152,628	84,781
General and administrative expenses	50,782	39,584	94,419	82,355

Total Operating Expenses	514,569	343,738	1,077,642	789,784

LOSS FROM OPERATIONS	(514,569)	(343,738)	(1,077,642)	(789,784)

OTHER INCOME (EXPENSE):
Interest expense	(605,620)	(338,661)	(1,376,995)	(741,178)
Derivative income (expense)	(452,356)	(4,121,797)	(3,529,662)	5,355,681
(Loss) gain on debt extinguishment	(39,420)	133,353	(76,284)	750,493
Other expenses	-	(71,885)	-	-
Gain (loss) on foreign currency transactions	-	33,633	-	33,633

Total Other Income (Expense)	(1,097,396)	(4,365,357)	(4,982,941)	5,398,629

INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,611,965)	(4,709,095)	(6,060,583)	4,608,845

NET INCOME (LOSS)	$(1,611,965)	$(4,709,095)	$(6,060,583)	$4,608,845

COMPREHENSIVE INCOME (LOSS):
Net income (loss)	$(1,611,965)	$(4,709,095)	$(6,060,583)	$4,608,845

Other comprehensive gain (loss):
Unrealized foreign currency translation gain (loss)	-	30,078	-	(25,184)

Comprehensive income (loss)	$(1,611,965)	$(4,679,017)	$(6,060,583)	$4,583,661

NET INCOME (LOSS) PER COMMON SHARE - Basic
Continuing operations - basic	$(0.01)	$(0.02)	$(0.02)	$0.02
Continuing operations - diluted	$(0.01)	$(0.02)	$(0.02)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	288,734,392	229,542,499	300,091,025	213,305,947
Diluted	288,734,392	229,542,499	300,091,025	213,305,947

See accompanying notes to the unaudited condensed consolidated financial statements

F-2

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Six Months Ended
	June 30
	2019	2018

CASH FLOWS USD IN OPERATING ACTIVITIES
Net income (loss)	$(6,060,583)	$4,608,845
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,170	1,169
Stock-based compensation	117,916	44,854
Amortization of debt discount	1,069,017	501,962
Derivative expense (income)	3,529,662	(5,355,681)
Loss (gain) on debt extinguishment	76,284	(750,493)
Gain on foreign currency transactions	-	(25,184)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	25,965	(4,754)
Accounts payable	190,097	2,761
Liabilities of discontinued operations	-	(8,449)
Accrued liabilities and other liabilities	375,369	312,184

NET CASH USED IN OPERATING ACTIVITIES	(675,103)	(672,786)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party advances, net	31,970	77,596
Proceeds from convertible debt, net of cost	635,700	590,000
Bank overdraft	7,732	-
Redemption of Series B Preferred	(500)	-
Proceeds from sale of common stock and subscription receivable	-	6,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	674,902	673,596

NET INCREASE (DECREASE) IN CASH	(201)	810

CASH, beginning of the period	201	1,431

CASH, end of the period	$-	$2,241

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,345	$62,719
Income taxes	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for convertible debt and interest	$320,709	$371,266
Increase in debt discount and derivative liabilities	$263,927	$569,779
Debt issue cost	$82,635	$76,666
Non-cash amortization of right-of-use asset	$17,764	$-

See accompanying notes to the unaudited condensed consolidated financial statements

F-3

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

											Accumulated
	Series A		Series B				Common Stock		Additional		other	Total
	Preferred Stock		Preferred Stock		Common Stock		Issuable		Paid-in	Accumulated	comprehensive	Stockholders’
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	gain	(Deficit)

Balance, December 31, 2018	1,000,000	$100	7,892,000	$789	247,661,861	$24,766	17,121,265	$1,712	$9,613,380	$(17,187,664)	$-	$(7,546,917)

Redemption of Series B Preferred	-	-	(5,000,000)	(500)	-	-	-	-	-	-	-	(500)

Accretion of stock options	-	-	-	-	-	-	-	-	68,383	-	-	68,383

Common stock issued upon conversion of convertible debt and interest	-	-	-	-	42,931,251	4,293	-	-	435,065	-	-	439,358

Net loss	-	-	-	-	-	-	-	-	-	(4,448,618)	-	(4,448,618)

Balance at March 31, 2019	1,000,000	$100	2,892,000	$289	290,593,112	$29,059	17,121,265	$1,712	$10,116,828	$(21,636,282)	$-	$(11,488,294)

Accretion of stock options	-	-	-	-	-	-	-	-	49,533	-	-	49,533

Common stock issued upon conversion of convertible debt and interest	-	-	-	-	26,235,370	2,624	-	-	179,132	-	-	181,756

Net loss	-	-	-	-	-	-	-	-	-	(1,611,965)	-	(1,611,965)

Balance at June 30, 2019	1,000,000	$100	2,892,000	$289	316,828,482	$31,683	17,121,265	$1,712	$10,345,493	$(23,248,247)	$-	$(12,868,970)

											Accumulated
	Series A		Series B				Common Stock		Additional		other	Total
	Preferred Stock		Preferred Stock		Common Stock		Issuable		Paid-in	Accumulated	comprehensive	Stockholders’
	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	gain	(Deficit)

Balance at December 31, 2017	1,000,000	$100	7,892,000	$789	170,336,237	$17,034	-	$-	$8,803,904	$(23,655,989)	$25,184	$(14,808,978)

Accretion of stock options	-	-	-	-	-	-	-	-	32,621	-	-	32,621

Shares issued for cash and subscription receivable pursuant to subscription agreements	-	-	-	-	600,000	60	-	-	5,940	-	-	6,000

Shares issued upon conversion of convertible debt and interest	-	-	-	-	28,450,009	2,845	-	-	332,844	-	-	335,689

Shares issued upon cashless warrant exercise	-	-	-	-	18,429,093	1,842	-	-	(1,842)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	9,317,940	-	9,317,940

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	(55,262)	(55,262)

Balance at March 31, 2018	1,000,000	$100	7,892,000	$789	217,815,339	$21,781	-	$-	$9,173,467	$(14,338,049)	$(30,078)	$(5,171,990)

Accretion of stock options	-	-	-	-	-	-	-	-	12,233	-	-	12,233

Shares issued upon conversion of convertible debt and interest	-	-	-	-	9,945,058	995	-	-	34,582	-	-	35,577

Shares issued upon cashless warrant exercise	-	-	-	-	4,309,342	431	-	-	(431)	-	-	-

Net loss	-	-	-	-	-	-	-	-	-	(4,709,095)	-	(4,709,095)

Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	30,078	30,078

Balance at June 30, 2018	1,000,000	$100	7,892,000	$789	232,069,739	$23,207	-	$-	$9,219,851	$(19,047,144)	$-	$(9,803,197)

See accompanying notes to the unaudited condensed consolidated financial statements

F-4

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

OncBioMune Pharmaceuticals, Inc. (the “Company”, “we”, “us” or “our”) is a biotechnology company specializing in innovative cancer treatment therapies. The Company is a clinical-stage biopharmaceutical company engaged in the development of novel cancer immunotherapy products, with a proprietary vaccine technology that is designed to stimulate the immune system to attack its own cancer while not attacking the patient’s healthy cells. The Company has proprietary rights to an immunotherapy platform with an initial focus on prostate and breast cancers but that may be used to fight any solid tumor. The Company is also developing targeted therapies. Our mission is to improve overall patient condition through innovative bio-immunotherapy with proven treatment protocols, to lower deaths associated with cancer and to reduce the cost of cancer treatment. We believe our technology is safe, and utilizes clinically proven research methods of treatment to provide optimal likelihood of patient recovery.

On March 10, 2017 (the “Closing Date”), the Company completed the acquisition of 100% of the issued and outstanding capital stock of Vitel from its shareholders Manuel Cosme Odabachian and Carlos Fernando Alaman Volnie (collectively, the “Vitel Stockholders”) pursuant to the terms and conditions of a Contribution Agreement to the Property of Trust F/2868 entered into among the Company and the Vitel Stockholders on the Closing Date (the “Contribution Agreement”). The Company acquired Vitel for the purpose of commercializing the Company’s ProscaVax™ vaccine technology and cancer technologies in MALA and to utilize Vitel’s distribution network and customer and industry relationships.

On December 29, 2017, the Board of Directors of the Company determined to sell or otherwise dispose of its interest in Vitel and OncBioMune México due to disputes with the original Vitel Stockholders and resulting loss of operational control of the assets and operations of Vitel and OncBioMune Mexico. Accordingly, Vitel and OncBioMune México were treated as a discontinued operation through December 31, 2017 and were deconsolidated effective January 1, 2018 (see Note 3). The Company expects to terminate the Contribution Agreement, Stockholders Agreement and Trust Agreement during 2019.

On April 3, 2019, the Company filed an amendment to its Articles of Incorporation to increase its authorized common stock from 500,000,000 shares to 1,500,000,000 shares (see Note 8). The Company’s 1,520,000,000 authorized shares consisted of 1,500,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

On August 6, 2019, the Company filed an amendment to its Articles of Incorporation to increase its authorized common stock from 1,500,000,000 shares to 5,000,000,000 shares (see Note 8). The Company’s 5,020,000,000 authorized shares consist of 5,000,000,000 shares of common stock at $0.0001 per share par value, and 20,000,000 shares of preferred stock at $0.0001 per share par value.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principles of consolidation

The Company’s consolidated financial statements include the financial statements of OncBioMune Pharmaceuticals, Inc. and its wholly-owned subsidiaries, OncBioMune, Inc. (for all periods presented) and, Vitel and OncBioMune México, S.A. De C.V. (from March 10, 2017 to December 31, 2017) were treated as a discontinued operation through December 31, 2017 and were deconsolidated effective January 1, 2018 (see Note 3). All significant intercompany accounts and transactions have been eliminated in consolidation.

Management acknowledges its responsibility for the preparation of the accompanying unaudited condensed consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented. The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”) for interim financial information and with the instructions Article 8-03 of Regulation S-X. Operating results for interim periods are not necessarily indicative of results that may be expected for the fiscal year as a whole. Certain information and note disclosure normally included in financial statements prepared in accordance with U.S. GAAP has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements These unaudited condensed consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements for the year ended December 31, 2018 of the Company which were included in the Company’s annual report on Form 10-K as filed with the Securities and Exchange Commission on April 1, 2019.

F-5

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Going concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had net (loss) from continuing operations of $(6,060,583) for the six months ended June 30, 2019 and a net income from continuing operations of and $4,608,845 for the six months ended June 30, 2018, however the net income in 2018 resulted primarily from the change in far value of derivative liabilities. The net cash used in operations were $675,103 and $672,786 for the six months ended June 30, 2019 and 2018, respectively. Additionally, the Company had an accumulated deficit of $23,248,247 and $17,187,664 at June 30, 2019 and December 31, 2018, respectively, had a working capital deficit of $12,914,034 at June 30, 2019, had no revenues from continuing operations since inception, and is currently in default on certain convertible debt instruments. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report.

Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that our capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. The Company will seek to raise capital through additional debt and/or equity financings to fund its operations in the future.

Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the six months ended June 30, 2019 and year ended December 31, 2018 include the valuation of assets and liabilities of discontinued operations, useful life of property and equipment, valuation of right-of-use (“ROU”) assets and operating lease liabilities, assumptions used in assessing impairment of long-term assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions and the valuation of derivative liabilities.

Concentrations

Generally, the Company relies on one vendor as a single source of raw materials to produce certain components of its cancer treatment products. Any production shortfall that impairs the supply of the antigen in ProscaVax™ to the Company could have a material adverse effect on the Company’s business, financial condition and results of operations. If the Company is unable to obtain a sufficient quantity of antigen, there could be a substantial delay in successfully developing a second source supplier.

Fair value of financial instruments and fair value measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on June 30, 2019. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

F-6

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

The carrying amounts reported in the consolidated balance sheets for cash, due from and to related parties, prepaid expenses, accounts payable and accrued liabilities approximate their fair market value based on the short-term maturity of these instruments.

	At June 30, 2019			At December 31, 2018
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Derivative liabilities	—	—	$6,933,501	—	—	$3,364,032

A roll forward of the level 3 valuation financial instruments is as follows:

Derivative Liabilities
Balance at December 31, 2018	$3,364,032
Initial valuation of derivative liabilities included in debt discount	263,927
Initial valuation of derivative liabilities included in derivative income (expense)	—
Reclassification of derivative liabilities to gain (loss) on debt extinguishment	(224,120)
Change in fair value included in derivative income (expense)	3,529,662
Balance at June 30, 2019	$6,933,501

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At June 30, 2019 and December 31, 2018, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of June 30, 2019 and December 31, 2018. The Company has not experienced any losses in such accounts through June 30, 2019.

Property and equipment

Property are stated at cost and are depreciated using the straight-line method over their estimated useful lives, which range from three to five years. Leasehold improvements are depreciated over the shorter of the useful life or lease term including scheduled renewal terms. Maintenance and repairs are charged to expense as incurred. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of these assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. For the three and six months ended June 30, 2019 and 2018, the Company did not record any impairment loss.

Derivative liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

F-7

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted as of January 1, 2019 and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the condensed consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. The Company adopted ASU No. ASU No. 2017-11 in the first quarter of 2019, and the adoption did not have any impact on its consolidated financial statement and there were no cumulative effect adjustment.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers. ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment. The Company does not have revenues from continuing operations in 2019 and 2018.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Through March 31, 2018, pursuant to ASC 505-50 - Equity-Based Payments to Non-Employees, all share-based payments to non-employees, including grants of stock options, were recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the consolidated financial statements accordingly. In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07 in the second quarter of 2018, and the adoption did not have any impact on its consolidated financial statements.

Basic and diluted loss per share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. The following potentially dilutive equity securities outstanding as of June 30, 2019 and 2018 were not included in the computation of dilutive loss per common share because the effect would have been anti-dilutive:

	June 30,
	2019	2018
Stock warrants	773,100,472	162,620,304
Convertible debt	664,654,351	139,295,905
Stock options	39,547,245	4,000,000
Series A preferred stock	1,000,000	—
Series B preferred stock	2,892,000	—
	1,481,194,068	305,916,209

F-8

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Income taxes

The Company accounts for income tax using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. As of June 30, 2019 and December 31, 2018, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to uncertain income tax positions in other expense. However, no such interest and penalties were recorded as of June 30, 2019.

Research and development

Research and development costs incurred in the development of the Company’s products are expensed as incurred. For the six months ended June, 2019 and 2018, research and development costs were $152,628 and $84,781, respectively, and are included in operating expenses on the accompanying consolidated statements of operations.

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the condensed consolidated statements of operations.

F-9

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Recent accounting pronouncements

In August 2018, the FASB issued ASU 2018-13—Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement, to modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. The amendments in this Update are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company does not believe this will have any material impact on the Company’s consolidated financial statements.

Removals. The following disclosure requirements were removed from Topic 820:

1.	The amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy

2.	The policy for timing of transfers between levels

3.	The valuation processes for Level 3 fair value measurements

4.	For nonpublic entities, the changes in unrealized gains and losses for the period included in earnings for recurring Level 3 fair value measurements held at the end of the reporting period.

Modifications. The following disclosure requirements were modified in Topic 820:

1.	In lieu of a roll forward for Level 3 fair value measurements, a nonpublic entity is required to disclose transfers into and out of Level 3 of the fair value hierarchy and purchases and issues of Level 3 assets and liabilities.

2.	For investments in certain entities that calculate net asset value, an entity is required to disclose the timing of liquidation of an investee’s assets and the date when restrictions from redemption might lapse only if the investee has communicated the timing to the entity or announced the timing publicly.

3.	The amendments clarify that the measurement uncertainty disclosure is to communicate information about the uncertainty in measurement as of the reporting date.

Additions. The following disclosure requirements were added to Topic 820; however, the disclosures are not required for nonpublic entities:

1.	The changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period.

2.	The range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. For certain unobservable inputs, an entity may disclose other quantitative information (such as the median or arithmetic average) in lieu of the weighted average if the entity determines that other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

In addition, the amendments eliminate at a minimum from the phrase an entity shall disclose at a minimum to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and to clarify that materiality is an appropriate consideration of entities and their auditors when evaluating disclosure requirements. The Company is evaluating the impact of the revised guidance and believes that it will not have a significant impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying unaudited consolidated financial statements.

F-10

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

NOTE 3 – DISCONTINUED OPERATIONS OF VITEL AND ONCBIOMUNE MEXICO

On December 29, 2017, the Board of Directors of the Company determined to sell or otherwise dispose of its interest in Vitel and OncBioMune Mexico due to disputes with the original Vitel Stockholders and resulting loss of operational control of the assets and operations of Vitel and OncBioMune Mexico. Accordingly, Vitel and OncBioMune Mexico are now treated as a discontinued operation for all periods presented in accordance with ASC 205-20. At December 31, 2018 and after deconsolidation, the Company has recorded the liabilities of these subsidiaries that existed at December 31, 2017 as a contingent liability and therefore reflected liabilities of discontinued operation of $686,547 on the accompanying consolidated balance sheet, which consist of accounts payable balances incurred through December 31, 2017. This decision will enable the Company to focus more of its efforts and resources on the Phase 2 clinical trial of ProscaVax™ in the United States.

Pursuant to ASC Topic 205-20, Presentation of Financial Statements - Discontinued Operations, the business of the OncBioMune Mexico and Vitel are now considered discontinued operations because of management’s decision of December 29, 2017.

The assets and liabilities classified as discontinued operations in the Company’s consolidated financial statements as of June 30, 2019 and December 31, 2018 are set forth below.

	June 30, 2019	December 31, 2018
Assets:
Current assets:
Cash	$—	—
Total current assets	—	—
Total assets	$—	$—
Liabilities:
Current liabilities:
Accounts payable	$686,547	$686,547
Due to related parties	—	—
Payroll liabilities	—	—
Total current liabilities	686,547	686,547
Total liabilities	$686,547	$686,547

NOTE 4 – CONVERTIBLE DEBT

November 2016 Financing

On November 23, 2016, the Company entered into Amended and Restated Securities Purchase Agreements (the “Amended and Restated Securities Purchase Agreements”) with three institutional investors (the “Purchasers”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Amended and Restated Securities Purchase Agreements, the Company issued upon closing to the Purchasers for an aggregate subscription amount of $350,000: (i) 14.29% Original Issue Discount 10% Senior Secured Convertible Notes (the “November 2016 Notes”); and (ii) warrants (the “Warrants”) to purchase aggregate of 2,333,334 shares of the Company’s common stock at an initial exercise price of $0.175 (subject to adjustments under certain conditions as defined in the Warrants) (see below for reduction of warrant exercise price) which are exercisable for a period of five years from November 23, 2016. The aggregate principal amount of the November 2016 Notes was $350,000 and the Company received $300,000 after giving effect to the original issue discount of $50,000. The November 2016 Notes bear interest at a rate equal to 10% per annum (which interest rate increased to 24% per annum upon the occurrence of an Event of Default (as defined in the November 2016 Notes)), had a maturity date of July 23, 2017 and were convertible (principal, and interest) at any time after the issuance date into shares of the Company’s common stock at an initial conversion price equal to $0.15 per share (subject to adjustment as provided in the Note) (see below for reduction for reduction of conversion price), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the November 2016 Notes shall be convertible and the November 2016 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). Due to non-payment of the November 2016 Notes, an event of default occurred and accordingly, the November 2016 Notes and Warrants are convertible and exercisable based on the default terms.

On May 23, 2017, in connection with the November 2016 Notes, the Company entered into forbearance agreements (the “Forbearance Agreements”) with the Purchases whereby the Purchasers waived any event of default, as defined in the November 2016 Notes. The Company failed to make a payment on May 23, 2017 to each of the Holders as required pursuant to the November 2016 Notes which resulted in an event of default under such Notes. As of result of the event of default, the aggregate amount owing under the November 2016 Notes as of May 23, 2017 was increased to $509,135 with such amount including a mandatory default amount of $141,299 and accrued interest of $17,836 resulting in debt settlement expense of $141,299 which was recorded in May 2017. The Forbearance Agreements also provide for the Holders to forbear their right to demand an immediate cash payment of the principal amount due plus accrued interest as a result of the Company’s failure to satisfy its payment obligations to the Holder on May 23, 2017 so long as the Company complies with its other obligations under the November 2016 Notes and the other transaction documents. The Forbearance Agreements did not waive the default interest rate of 24%. In consideration therefore, and as currently set forth in the November 2016 Notes, the Holders shall be entitled to convert such notes from time to time at their discretion in accordance with the terms of the November 2016 Notes and the November 2016 Notes shall not be subject to repayment unless agreed to by the Holder of such Note. In connection with the Forbearance Agreements, in May 2017, the Company increased the principal balance of the November 2016 Notes by $159,135, reduced accrued interest payable by $17,836, and recorded debt settlement expense of $141,299. In 2017, the Company also increased the principal amount of these notes by $42,327 and charged this to interest expense for other default charges and other expenses.

F-11

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

In 2017, the Purchasers converted $369,423 and $32,878 of outstanding principal and interest, respectively, of the November 2016 Notes into 8,362,338 shares of common stock.

In 2018, the Purchasers fully converted the remaining outstanding principal and interest of $139,712 and $21,869, respectively, of the November 2016 Notes into 13,028,779 shares of common stock. As of December 31 2018, there were no November 2016 Notes outstanding.

The November 2016 Notes and related Warrants includes; (i) down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception; and (ii) default conversion and exercise price provisions where, the November 2016 Notes shall be convertible and the November 2016 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). Subsequent to the date of these November 2016 Notes, the Company sold stock at a share price of $0.075 per share then to $0.05 per share and then $0.01 per share. Accordingly, pursuant to these ratchet provisions, the conversion price on the November 2016 Notes were lowered to $0.05 per share then to $0.03 per share and then to $0.006 per share and the exercise price of the November 2016 Warrants was lowered to $0.006. Additionally, the total number of November 2016 Warrants were increased on a full ratchet basis from 2,333,334 warrants to 31,759,268 warrants, an increase of 29,425,934 warrants (see Note 8). In September 2017, the Company issued 9,547,087 shares of its common stock upon the cashless exercise of 9,074,076 of these warrants (see Note 8). As of June 30, 2019, there were 22,685,192 warrants outstanding under the November 2016 Warrants.

June 2017 Financing

On June 2, 2017, the Company entered into a Securities Purchase Agreement (the “Second Securities Purchase Agreement”) with the Purchasers for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Second Securities Purchase Agreement, the Company issued the Purchasers for an aggregate subscription amount of $233,345: (i) 14.29% Original Issue Discount 10% Senior Secured Convertible Notes (the “June 2017 Notes”); and (ii) warrants (the “June 2017 Warrants”) to purchase an aggregate of 1,555,633 shares of the Company’s common stock, par value $0.0001 per share at an initial exercise price of $0.175 (subject to adjustments under certain conditions as defined in the June 2017 Warrants) and exercisable for five years after the issuance date.

The aggregate principal amount of the June 2017 Notes was $233,345 and the Company received $190,000 after giving effect to the original issue discount of $33,345 and $10,000 of offering costs. The June 2017 Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the June 2017 Notes)), have a maturity date of February 2, 2018 and are convertible (principal and interest) at any time after the issuance date, into shares of the Company’s common stock at an initial conversion price equal to $0.15 per share (subject to adjustment as provided in the June 2017 Notes), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the June 2017 Notes shall be convertible and the June 2017 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The June 2017 Notes are currently in default. The June 2017 Notes provide for two amortization payments on the six-month, seven-month and eight-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest. If the six-month amortization payment is made in cash then the payment is an amount equal to 120% of the applicable amortization payment and if the seven-month or the eight-month amortization payments are made in cash then the payment is an amount equal to 125% of the applicable amortization payment. The June 2017 Notes may be prepaid at any time until the 180th day following the Original Issue Date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest during the period from the Original Issue Date through the three months following the Original Issue Date, and (ii) 120% of outstanding principal balance of the June 2017 Notes and accrued and unpaid interest during months four through six following the Original Issue Date. In order to prepay the June 2017 Notes, the Company shall provide 20 Trading Days prior written notice to the Holder, during which time the Holder may convert the June 2017 Notes in whole or in part at the Conversion Price. During the six months ended June 30, 2018, the Company also increased the principal amount of these notes by $2,268 for other default charges and other expenses. In 2018, the Purchasers converted $118,786 and $7,036 outstanding principal and interest, respectively, of the June 2017 Notes into 14,864,066 shares of common stock. In addition, pursuant a securities purchase agreement dated September 24, 2018, the Company purchased back from one Purchaser, a June 2017 Note with $37,814 and $4,534 of outstanding principal and interest, respectively, (see-Puritan Settlement Agreement below). During the three months ended March 31, 2019, the Purchasers converted $77,782, $13,593 and $36,134 outstanding principal, interest and default interest, respectively, of the June 2017 Notes into 24,135,173 shares of common stock. As of June 30, 2019, the June 2017 Notes had outstanding principal and accrued interest of $1,495 and $0, respectively.

F-12

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

The June 2017 Notes and related June 2017 Warrants includes; (i) down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception; and (ii) default conversion and exercise price provisions where, the June 2017 Notes shall be convertible and the June 2017 Warrants shall be exercisable at Default Conversion Price as defined above. Subsequent to the date of these June 2017 Notes, the Company sold stock at a share price of $0.05 per share and then $0.01 per share. Accordingly, pursuant to these ratchet provisions, the conversion price of the notes were lowered to $0.006 per shares and the exercise price of the June 2017 Warrants were lowered to $0.006 per share and the total number of June 2017 Warrants were increased on a full ratchet basis from 1,555,632 warrants to 45,372,601 warrants, an increase of 43,816,968 warrants (see Note 8). In 2018, the Company issued 8,498,637 shares of its common stock upon the cashless exercise of 15,124,200 of the June 2017 Warrants. As of June 30, 2019, there were 30,248,401 warrants outstanding under the June 2017 Warrants.

July 2017 Financing

On July 26, 2017, the Company entered into a Securities Purchase Agreement (the “Third Securities Purchase Agreement”) with the Purchasers for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Third Securities Purchase Agreement, the Company issued to the Purchasers for an aggregate subscription amount of $300,000: (i) 10% Original Issue Discount 5% Senior Secured Convertible Notes in the aggregate principal amount of $333,883 (the “July 2017 Notes”); and (ii) warrants (the “July 2017 Warrants”) to purchase an aggregate of 4,769,763 shares of the Company’s common stock at an exercise price of $0.10 per share (subject to adjustments under certain conditions as defined in the Warrants). The July 2017 Notes were issued on July 26, 2017. The July 2017 Notes bear interest at a rate equal to 5% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the July 2017 Notes)), have a maturity date of March 25, 2018 and are convertible (principal, and interest) at any time after the issuance date into shares of the Company’s common stock at a conversion price equal to $0.07 per share (subject to adjustment as provided in the July 2017 Notes), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the July 2017 Notes shall be convertible and the July 2017 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The July 2017 Notes are currently in default. The July 2017 Notes provide for three amortization payments on the six-month, seven-month and eight-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest. If the six-month amortization payment is made in cash then the payment is an amount equal to 110% of the applicable amortization payment and if the seven-month or the eight-month amortization payments are made in cash then the payment is an amount equal to 115% of the applicable amortization payment. The July 2017 Notes may be prepaid at any time until the 210th day following the Original Issue Date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest during the period from the Original Issue Date through the three months following the Original Issue Date, and (ii) 120% of outstanding principal balance of the July 2017 Notes and accrued and unpaid interest during months four through seven following the Original Issue Date. In order to prepay the July 2017 Notes, the Company shall provide 20 Trading Days prior written notice to the Purchaser, during which time the Purchaser may convert the July 2017 Notes in whole or in part at the Conversion Price. During the year ended December 31, 2018, the Purchasers converted $111,295 and $11,414 outstanding principal and interest, respectively, of the July 2017 Notes into 23,289,433 shares of common stock. In addition, pursuant to a securities purchase agreement dated September 24, 2018, the Company purchased back, from one Purchaser, a July 2017 Note with $155,812 and $38,395 of outstanding principal and interest, respectively (see-Puritan Settlement Agreement below). As of June 30, 2019, the July 2017 Notes had outstanding principal and accrued interest of $44,518 and $24,174, respectively.

On June 5, 2018, the original purchaser of the July 2017 Notes entered into an Assignment Agreement (“First Note Assignment”) with the assignee (“First Assignee”) for the sale of a portion of the July 2017 Notes (“First Assigned Note”) with outstanding principal of $111,295 and accrued interest of $29,180. In connection with the First Note Assignment, a default interest in the amount of $53,733 was charged, which was included in the sale price of the First Assigned Note totaling $194,208.

On October 16, 2018, the First Assignee, in turn entered into an Assignment Agreement (“Second Note Assignment”) with a another assignee (“Second Assignee”) for the sale of the First Assigned Note with outstanding principal of $194,208 and accrued interest of $3,204. In connection with the Second Note Assignment, a prepayment premium of $49,353 was charged which was included in the sale price of $246,765. In 2018, the Purchasers converted $17,500 of the outstanding principal of the new Note (“Second Assigned Note”), into 3,613,688 shares of common stock. During the six months ended June 30, 2019, the Purchasers converted $55,000 of the outstanding principal of the Second Assigned Note, into 10,966,166 shares of common stock. As of June 30, 2019, the Second Assigned Note had an outstanding principal balance of $174,264 and accrued interest of $0.

F-13

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

The July 2017 Notes and related Warrants includes; (i) down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception; and (ii) default conversion and exercise price provisions where, the July 2017 Notes shall be convertible and the July 2017 Warrants shall be exercisable at the Default Conversion Price as define above. Subsequent to the date of these July 2017 Notes, the Company sold stock at a share price of $0.05 per share and then at $0.01 per share. Accordingly, pursuant to these ratchet provisions, the conversion price of the July 2017 Notes was lowered to $0.006 per share and the exercise price of the July 2017 Warrants was lowered to $0.006 per share and the total number of July 2017 Warrants was increased on a full ratchet basis from 4,769,763 warrants to 79,496,050 warrants, an increase of 74,726,287 warrants (see Note 8). In 2018, the Company issued 24,216,732 shares of its common stock upon the cashless exercise of 26,498,683 of these warrants. As of June 30, 2019, there were 52,997,367 warrants outstanding under the July 2017 Warrants.

January 2018 Financing

On January 29, 2018, the Company entered into a Securities Purchase Agreement (the “Fourth Securities Purchase Agreement”) with the Purchasers for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Fourth Securities Purchase Agreement, the Company issued to the Purchasers for an aggregate subscription amount of $333,333: (i) 10% Original Issue Discount 5% Senior Secured Convertible Notes in the aggregate principal amount of $333,333 (the “January 2018 Notes”); and (ii) 5 year warrants (the “January 2018 Warrants”) to purchase an aggregate of 8,333,333 shares of the Company’s common stock par value $0.0001 per share at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the Warrants). The closing under the Fourth Securities Purchase Agreement occurred on January 29, 2018. The aggregate principal amount of the January 2018 Notes is $333,333 and the Company received $295,000 after giving effect to the original issue discount of $33,333 and offering costs of $5,000. These January 2018 Notes bear interest at a rate equal to 5% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the January 2018 Notes)), have a maturity date of September 29, 2018 and are convertible (principal, and interest) at any time after the issuance date into shares of the Company’s common stock at a conversion price equal to $0.03 per share (subject to adjustment as provided in the January 2018 Notes), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the January 2018 Notes shall be convertible and the January 2018 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The January 2018 Notes are currently in default. The January 2018 Notes provide for three amortization payments on the six-month, seven-month and eight-month anniversary of the original issue date with each amortization payment being one third of the total outstanding principal and interest. If the six-month amortization payment is made in cash, then the payment is an amount equal to 110% of the applicable amortization payment and if the seven-month or the eight-month amortization payments are made in cash then the payment is an amount equal to 115% of the applicable amortization payment. The January 2018 Notes may be prepaid at any time until the 180th day following the Original Issue Date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest during the period from the Original Issue Date through the five months following the Original Issue Date, and (ii) 120% of outstanding principal balance of the January 2018 Notes and accrued and unpaid interest during the six month following the Original Issue Date. In order to prepay the January 2018 Notes, the Company shall provide 20 Trading Days prior written notice to the Purchaser, during which time the Purchaser may convert the January 2018 Notes in whole or in part at the Conversion Price. Pursuant to a securities purchase agreement dated September 24, 2018, the Company purchased back, from one Purchaser, a January 2018 Note with $111,111 and $98,031 outstanding principal and interest, respectively (see-Puritan Settlement Agreement below). As of June 30, 2019, the January 2018 Notes had outstanding principal and accrued interest of $222,222 and $62,784, respectively.

The January 2018 Notes and related Warrants includes; (i) down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception; and (ii) default conversion and exercise price provisions where, the January 2018 Notes shall be convertible and the January 2018 Warrants shall be exercisable at the Default Conversion Price as defined above. The total number of January 2018 Warrants were increased on a full ratchet basis from 8,333,334 warrants to 62,024,816, an aggregate increase of 53,691,482 warrants (see Note 8). Pursuant to a securities purchase agreement dated September 24, 2018, the Company purchased back, from one Purchaser, warrants to purchase 7,558,580 (post anti-dilution) of the Company’s common stock (see-Puritan Settlement Agreement below). As of June 30, 2019, there were 54,466,236 warrants outstanding under the January 2018 Warrants.

F-14

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

March 2018 Financing

On March 13, 2018, the Company entered into a Securities Purchase Agreement (the “Fifth Securities Purchase Agreement”) securities with the Purchasers for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Fifth Purchase Agreement, the Company issued for an aggregate subscription amount of $333,333: (i) 10% Original Issue Discount 5% Senior Secured Convertible Notes in the aggregate principal amount of $333,333 (the “March 2018 Notes”) and (ii) warrants (the “March 2018 Warrants”) to purchase an aggregate of 12,500,000 shares of the Company’s common stock at an exercise price of $0.04 per share. The aggregate principal amount of the March 2018 Notes is $333,333 and as of the date the Company received $61,000 after giving effect to the original issue discount of $33,333 and offering costs of $10,000 which are treated as a debt discount, the payment of legal and accounting fees of $29,000 not related to March 2018 Notes and the funding of an escrow account held by an escrow agent of $200,000. The March 2018 Notes bear interest at a rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the March 2018 Notes)), have a maturity date of November 13, 2018 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the March 2018 Notes); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the March 2018 Notes shall be convertible and the March 2018 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days of the common stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The March 2018 Notes are currently in default. The March 2018 Notes provide for amortization payments on each of the six-month anniversary of the issue date, seven-month anniversary of the issue date and on the maturity date with each amortization payment being one third of the total outstanding principal and all interest accrued as of the payment date. If the six-month amortization payment is made in cash then the Company shall pay the holder 110% of the applicable amortization payment and if the seven-month or the maturity date amortization payments are made in cash then the Company shall pay the holder 115% of the applicable amortization payment. The holder may elect at its option to receive the amortization payments in common stock subject to certain equity conditions. The March 2018 Notes may be prepaid at any time until the 180th day following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest through the five month anniversary of the issue date, and (ii) 120% of outstanding principal balance of the Notes and accrued and unpaid interest from the fifth month anniversary of the issue date through the six month anniversary of the issue date. In order to prepay the March 2018 Notes, the Company shall provide 20 trading days prior written notice to the holders, during which time a holder may convert its March 2018 Notes in whole or in part at the conversion price. Pursuant to a securities purchase agreement dated September 24, 2018, the Company purchased back, from one Purchaser, a convertible note with $111,111 and $97,383 outstanding principal and accrued interest, respectively (see-Puritan Settlement Agreement below). During the six months ended June 30, 2019, the Purchasers converted $69,444 and $612 outstanding principal and accrued interest, respectively, of the March 2017 Notes into 16,334,205 shares of common stock. As June 30, 2019, the March 2018 Notes had outstanding principal and accrued interest of $152,778 and $52,701, respectively.

The March 2018 Notes and related March 2018 Warrants includes; (i) down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception; and (ii) default conversion and exercise price provisions where, the March 2018 Notes shall be convertible and the March 2018 Warrants shall be exercisable the Default Conversion Price as defined above. The total number of March 2018 Warrants was increased on a full ratchet basis from 12,500,000 warrants to 93,037,221, an aggregate increase of 80,537,221 warrants (see Note 8). Pursuant to a securities purchase agreement dated September 24, 2018, the Company purchased back, from one Purchaser, warrants to purchase 11,337,869 (post anti-dilution) of the Company’s common stock (see-Puritan Settlement Agreement below). As of June 30, 2019, there were 81,699,352 warrants outstanding under the March 2018 Warrants.

July 2018 Financing

On July 25, 2018, the Company entered into a securities purchase agreement (the “Sixth Securities Purchase Agreement”) with an institutional investor for the sale of a convertible note in the aggregate principal amount of $150,000 (the “July 2018 Note”). The July 2018 Note bears interest at 8% per year and matures on July 24, 2019. The July 2018 Note is convertible into common stock at a 25% discount to the average of the closing prices of the common stock for the prior five trading days including the date upon which a notice of conversion is received by the Company or its transfer agent. The holder will not have the right to convert any portion of its note if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to its conversion. The July 2018 Note may be prepaid at the Company’s option at a 105% premium between 30 days and 180 days after issuance, and at a 110% premium between 180 days after issuance and the maturity date. Upon certain events defined in the note as “sale events”, the holder may demand repayment of the note for 125% of the principal plus accrued but unpaid interest. The note also includes certain penalties upon the occurrence of an event of default, including an increase in the principal and reduction in the conversion rate, as further described in the July 2018 Note. The Company agreed to use its best efforts to file a proxy statement and take all necessary corporate actions in order to obtain shareholder approval to increase its authorized shares of common stock or effect a reverse split to allow for reserving sufficient shares of common stock to allow for full conversion of the July 2018 Note. The July 2018 Note is currently in default. As of June 30, 2019, the July 2018 Note had outstanding principal and accrued interest of $150,000 and $23,112, respectively.

F-15

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

September 2018 Financing

On September 24, 2018, the Company entered into a securities purchase agreement (the “Seventh Purchase Agreement” and together with the Amended and Restated Purchase Agreements and the Second, Third, Fourth, Fifth and Sixth Purchase Agreement, the “Securities Purchase Agreements”) with four accredited investors (the “Seventh Round Purchasers” and together with the Purchasers, the “Note Purchasers”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Seventh Purchase Agreement, the Company issued to the Seventh Round Purchasers for an aggregate subscription amount of $1,361,111; (i) 10% Original Issue Discount 5% Senior Convertible Notes in the aggregate principal amount of $1,361,111 (the “September 2018 Notes”) and (ii) 5 year warrants (the “September 2018 Warrants”) to purchase an aggregate of 51,041,667 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the September 2018 Warrants). The Company received $1,181,643 in aggregate net proceeds from the sale, net of $136,111 original issue discount and $43,357 in legal fees. The September 2018 Notes bear interest at a rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the September 2018 Notes)), shall mature on May 24, 2019 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the September 2018 Notes); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the September 2018 Notes shall be convertible and the September 2018 Warrants shall be exercisable at 60% of the lowest closing price during the prior twenty trading days (the “Default Conversion Price”). The September 2018 Notes are currently in default. The September 2018 Notes provide for amortization payments on each of the six-month anniversary of the issue date, seven-month anniversary of the issue date and on the maturity date with each amortization payment being one third of the total outstanding principal and all interest accrued as of the payment date. If the six-month amortization payment is made in cash then the Company shall pay the holder 110% of the applicable amortization payment and if the seven-month or the maturity date amortization payments are made in cash then the Company shall pay the holder 115% of the applicable amortization payment. The holder may elect at its option to receive the amortization payments in common stock subject to certain equity conditions. The Notes may be prepaid at any time until the 180th day following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the note and accrued and unpaid interest through the five month anniversary of the issue date, and (ii) 120% of outstanding principal balance of the notes and accrued and unpaid interest during month six following the original issuance date of the notes. In order to prepay the notes, the Company shall provide 20 trading days prior written notice to the holders, during which time a holder may convert its note in whole or in part at the conversion price. During the three months ended June 30, 2019, the Purchasers converted $15,748 and $37,380 outstanding principal and accrued interest, respectively, of the September 2018 Notes into 14,950,255 shares of common stock. As of June 30, 2019, the September 2018 Notes had outstanding principal and accrued interest of $1,345,363 and $102,386, respectively.

The initial exercise price of the September 2018 Warrants is $0.04 per share, subject to adjustment as described below, and the September 2018 Warrants are exercisable for five years after the issuance date. The September 2018 Warrants are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. Accordingly, pursuant to the default provisions, the September 2018 Notes shall be convertible and the September 2018 Warrants shall be exercisable at the Default Conversion Price as defined above. The total number of September 2018 Warrants was increased on a full ratchet basis from 51,041,667 warrants to 500,408,500, an aggregate increase of 449,366,833 warrants (see Note 8). As of June 30, 2019, there were 500,408,500 warrants outstanding under the September 2018 Warrants.

November 2018 Financing

On November 13, 2018, the Company entered into a securities purchase agreement (the “Eighth Purchase Agreement”) with an institutional accredited investor (the “Eighth Round Purchaser”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Eighth Purchase Agreement, the Company issued to the Eighth Round Purchasers for an aggregate subscription amount of $127,778: (i) 10% Original Issue Discount 5% Senior Convertible Note in the aggregate principal amount of $127,778 (the “November 2018 Note”) and (ii) 5 year warrants (the “November 2018 Warrant”) to purchase an aggregate of 4,743,750 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the November 2018 Warrant). The Company received $112,500 in aggregate net proceeds from the sale, net of $12,778 Original Issue Discount and $2,500 of legal fee. The November 2018 Note bears interest at a rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the November 2018 Note)), has a maturity date of July 13, 2019 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the November 2018 Note); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the November 2018 Note shall be convertible and the November 2018 Warrant shall be exercisable at 60% of the lowest closing price during the prior twenty trading days (the “Default Conversion Price”). The November 2018 Note provides for amortization payments on each of the six-month anniversary of the issue date, seven-month anniversary of the issue date and on the maturity date with each amortization payment being one third of the total outstanding principal and all interest accrued as of the payment date. If the six-month amortization payment is made in cash then the Company shall pay the holder 110% of the applicable amortization payment and if the seven-month or the maturity date amortization payments are made in cash then the Company shall pay the holder 115% of the applicable amortization payment. The holder may elect at its option to receive the amortization payments in common stock subject to certain equity conditions. The Note may be prepaid at any time until the 180th day following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest through the five month anniversary of the issue date, and (ii) 120% of outstanding principal balance of the Note and accrued and unpaid interest during month six following the original issuance date of the notes. In order to prepay the notes, the Company shall provide 20 trading days prior written notice to the holders, during which time a holder may convert its note in whole or in part at the conversion price. As of June 30, 2019, the November 2018 Note is currently in default and had outstanding principal and accrued interest of $127,778 and $4,008, respectively.

F-16

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

The initial exercise price of the November 2018 Warrant is $0.04 per share, subject to adjustment as described below, and the November 2018 Warrant is exercisable for five years after the issuance date. The November 2018 Warrant is exercisable for cash at any time and is exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. Accordingly, pursuant to the default provisions, the November 2018 Warrant shall be exercisable at the Default Conversion Price as defined above. As of June 30, 2019, there were 4,791,667 warrants outstanding under the November 2018 Warrant (see Note 8).

January 2019 Financing

On January 18, 2019, the Company entered into a securities purchase agreement (the “Ninth Securities Purchase Agreement”) with an institutional investor for the sale of a convertible note in the aggregate principal amount of $146,875 (the “January 2019 Note I”). The January 2019 Note I contains an original issue discount (“OID”) of $12,500 such that the purchase price of the January 2019 Note I was $134,375. The closing occurred on January 22, 2019, and the Company received a net amount of $125,000 after the payment of legal fees of $9,375. The January 2019 Note I has an interest rate of 5% per annum and matures on January 18, 2020. During the first six months the January 2019 Note I may be converted, all or a portion, of the outstanding principal into shares of the Company’s common stock at a fixed conversion price of $0.02 per share. Starting on the six-month anniversary, the conversion price shall be equal to 60% of the lowest trading price of the common stock during the 20 prior trading days (including the day upon which a notice of conversion is received). The January 2019 Note I may not be converted to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates to exceed more than 9.9% of the Company’s issued and outstanding common stock. If the Company prepays the January 2019 Note I within 150 days of its issuance, the Company must pay the principal at a cash redemption premium of 115%, in addition to accrued interest; if such prepayment is made from the151st day to the 180th day after issuance, then such redemption premium is 120%, in addition to accrued interest. After the 180th day following the issuance of the January 2019 Note I, there shall be no further right of prepayment. As of June 30, 2019, the January 2019 Note I had outstanding principal and accrued interest of $146,875 and $3,280, respectively.

On January 18, 2019, the Company entered into a securities purchase agreement (the “Tenth Securities Purchase Agreement”) with an institutional investor for the sale of a convertible note in the aggregate principal amount of $88,125 (the “January 2019 Note II”). The January 2019 Note II contains an original issue discount (“OID”) of $7,500 such that the purchase price of the January 2019 Note II was $80,625. The closing occurred on January 29, 2019, and the Company received a net amount of $75,000 after the payment of legal fees of $5,625. The January 2019 Note II has an interest rate of 5% per annum and matures on January 18, 2020. During the first six months the January 2019 Note II is in effect, the purchaser may convert all or a portion of the outstanding principal of the January 2019 Note II into shares of the Company’s common stock at a fixed conversion price of $0.02 per share. Starting on the six-month anniversary, the conversion price shall be equal to 60% of the lowest trading price of the common stock during the 20 prior trading days (including the day upon which a notice of conversion is received). The purchaser may not convert the January 2019 Note II to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. If the Company prepays the January 2019 Note II within 150 days of its issuance, the Company must pay the principal at a cash redemption premium of 115%, in addition to accrued interest; if such prepayment is made from the151st day to the 180th day after issuance, then such redemption premium is 120%, in addition to accrued interest. After the 180th day following the issuance of the January 2019 Note II, there shall be no further right of prepayment. During the six months ended June 30, 2019, the Purchasers converted $15,000 and $16 outstanding principal and accrued interest, respectively, of the January 2019 Note II into 2,780,822 shares of common stock. As of June 30, 2019, the January 2019 Note II had outstanding principal and accrued interest of $73,125 and $1,764, respectively.

F-17

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

March 2019 Financing

On March 25, 2019, the Company entered into a securities purchase agreement (the “Eleventh Purchase Agreement”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Eleventh Purchase Agreement, the Company issued to the Eleventh Round Purchaser for an aggregate subscription amount of $50,000: (i) 10% Original Issue Discount and 5% Senior Convertible Notes in the aggregate principal amount of $55,556 (the “March 2019 Note”) and (ii) 5 year warrants (the “March 2019 Warrant”) to purchase an aggregate of 2,083,333 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the March 2019 Warrant). The Company received $50,000 in aggregate net proceeds from the sale, net of $5,556 original issue discount. The March 2019 Note bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the March 2019 Note)), shall mature on November 25, 2019 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the March 2019 Note); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the March 2019 Note shall be convertible and the March 2019 Warrant shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the March 2019 Note to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The March 2019 Note may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the March 2019 Note and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the March 2019 Note and accrued and unpaid interest during month six following the original issue date. In order to prepay the March 2019 Note, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the March 2019 Note in whole or in part at the conversion price. As of June 30, 2019, the March 2019 Note had outstanding principal and accrued interest of $55,556 and $738, respectively.

The initial exercise price of the March 2019 Warrant is $0.04 per share, subject to adjustment as described below, and the March 2019 Warrant are exercisable for five years after the issuance date. The March 2019 Warrant are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. Accordingly, pursuant to the default provisions, the March 2019 Warrant shall be convertible shall be exercisable at the Default Conversion Price as defined above. As of June 30, 2019, there were 2,083,333 warrants outstanding under the March 2019 Warrant (see Note 8).

April 2019 Financings

On April 1, 2019, the Company entered into a securities purchase agreement (the “Twelfth Purchase Agreement”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Twelfth Purchase Agreement, the Company issued to the Twelfth Round Purchaser a Note (“April 2019 Note I”) for a principal amount of $27,778 with 10% Original Issue Discount and 5 year warrants (the “April 2019 Warrant I”) to purchase an aggregate of 1,041,667 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the April 2019 Warrant I). The Company received net proceeds of $25,000, net of $2,778 OID. The April 2019 Note I bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the April 2019 Note I)), shall mature on December 2, 2019 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the April 2019 Note I); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the April 2019 Note I shall be convertible and the April 2019 Warrant I shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the April 2019 Note I to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The April 2019 Note I may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the April 2019 Note I and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the April 2019 Note I and accrued and unpaid interest during month six following the original issue date. In order to prepay the April 2019 Note I, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the April 2019 Note I in whole or in part at the conversion price. As of June 30, 2019, the April 2019 Note I had outstanding principal and accrued interest of $27,778 and $339, respectively.

The initial exercise price of the April 2019 Warrant I is $0.04 per share, subject to adjustment as described below, and the April 2019 Warrant I are exercisable for five years after the issuance date. The April 2019 Warrant I are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the April 2019 Warrant I shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. As of June 30, 2019, there were 1,041,667 warrants outstanding under the April 2019 Warrant I (see Note 8).

F-18

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

On April 29, 2019, the Company entered into a securities purchase agreement (the “Thirteenth Purchase Agreements”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Thirteenth Purchase Agreements, the Company issued to the Thirteenth Round Purchasers a note (the “April 2019 Notes II”) for an aggregate principal amount of $205,279 with 10% Original Issue Discount and five-year warrants (the “April 2019 Warrants II”) to purchase an aggregate of 7,697,917 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the April 2019 Warrants II). The Company received $185,450 in aggregate net proceeds from the sale, net of $19,829 OID. The April 2019 Notes II bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the April 2019 Notes II)), shall mature on December 29, 2019 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the April 2019 Notes II); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the April 2019 Notes II shall be convertible and the April 2019 Warrants II shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the April 2019 Notes II to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The April 2019 Notes II may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the April 2019 Notes II and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the April 2019 Notes II and accrued and unpaid interest during month six following the original issue date. In order to prepay the April 2019 Notes II, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the April 2019 Notes II in whole or in part at the conversion price. As of June 30, 2019, the April 2019 Notes II had outstanding principal and accrued interest of $205,279 and $1,743, respectively.

The initial exercise price of the April 2019 Warrants II is $0.04 per share, subject to adjustment as described below, and the April 2019 Warrants II are exercisable for five years after the issuance date. The April 2019 Warrants II are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the April 2019 Warrants II shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. As of June 30, 2019, there were 7,697,917 warrants outstanding under the April 2019 Warrants II (see Note 8).

May 2019 Financing

On May 29, 2019, the Company entered into a securities purchase agreement (the “Fourteenth Purchase Agreement”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Fourteenth Purchase Agreement, the Company issued to the Fourteenth Round Purchasers a note (the “May 2019 Notes”) for an aggregate principal of $10,000 with 10% Original Issue Discount and five-year warrants (the “May 2019 Warrants”) to purchase an aggregate of 375,000 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the May 2019 Warrants). The Company received $9,000 in aggregate net proceeds from the sale, net of $1,000 OID. The May 2019 Notes bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the May 2019 Notes)), shall mature on January 29, 2020 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the May 2019 Notes); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the May 2019 Notes shall be convertible and the May 2019 Warrants shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the May 2019 Notes to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The May 2019 Notes may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the May 2019 Notes and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the May 2019 Notes and accrued and unpaid interest during month six following the original issue date. In order to prepay the May 2019 Notes, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the May 2019 Notes in whole or in part at the conversion price. As of June 30, 2019, the May 2019 Notes had outstanding principal and accrued interest of $10,000 and $44, respectively.

The initial exercise price of the May 2019 Warrant is $0.04 per share, subject to adjustment as described below, and the May 2019 Warrants are exercisable for five years after the issuance date. The May 2019 Warrants are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the May 2019 Warrants shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrants. As of June 30, 2019, there were 375,000 warrants outstanding under the May 2019 Warrants (see Note 8).

F-19

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

June 2019 Financing

On June 3, 2019, the Company entered into a securities purchase agreement (the “Fifteenth Purchase Agreement”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Fifteenth Purchase Agreement, the Company issued to the Fifteenth Round Purchasers a note (the “June 2019 Notes I”) with an aggregate principal of $129,167 with 10% Original Issue Discount and five- year warrants (the “June 2019 Warrants I”) to purchase an aggregate of 4,843,750 shares of the Company’s common stock at an exercise price of $0.04 per share (subject to adjustments under certain conditions as defined in the June 2019 Warrants I). The Company received $116,250 in aggregate net proceeds from the sale, net of $12,917 OID. The June 2019 Notes I bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the June 2019 Notes I)), shall mature on February 3, 2020 and the principal and interest are convertible at any time at a conversion price equal to $0.02 per share (subject to adjustment as provided in the June 2019 Notes I); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the June 2019 Note I shall be convertible and the June 2019 Warrants I shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the June 2019 Notes I to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The June 2019 Notes I may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the June 2019 Notes I and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the June 2019 Notes I and accrued and unpaid interest during month six following the original issue date. In order to prepay the June 2019 Notes I, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the June 2019 Notes I in whole or in part at the conversion price. As of June 30, 2019, the June 2019 Notes I had outstanding principal and accrued interest of $129,167 and $478, respectively.

The initial exercise price of the June 2019 Warrants I is $0.04 per share, subject to adjustment as described below, and the June 2019 Warrants I are exercisable for five years after the issuance date. The June 2019 Warrants I are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the June 2019 Warrants I shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. As of June 30, 2019, there were 4,843,750 warrants outstanding under the June 2019 Warrants I (see Note 8).

On June 26, 2019, the Company entered into a securities purchase agreements (the “Fifteenth Purchase Agreement”) for the sale of the Company’s convertible notes and warrants. Pursuant to the Fifteenth Purchase Agreement, the Company issued to the Fifteenth Round Purchaser a note (the “June 2019 Note II”) with a principal amount of $55,556 with 10% Original Issue Discount and five- year warrant (the “June 2019 Warrant II”) to purchase an aggregate of 4,166,667 shares of the Company’s common stock at an exercise price of $0.02 per share (subject to adjustments under certain conditions as defined in the June 2019 Warrant II). The Company received $50,000 in aggregate net proceeds from the sale, net of $5,556 original issue discount. The June 2019 Note II bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the June 2019 Note II)), shall mature on February 26, 2020 and the principal and interest are convertible at any time at a conversion price equal to $0.01 per share (subject to adjustment as provided in the June 2019 Note II); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the June 2019 Note II shall be convertible and the June 2019 Warrant II shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the June 2019 Note II to the extent that such conversion would result in beneficial ownership by a purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The June 2019 Note II may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the June 2019 Note I and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the June 2019 Note II and accrued and unpaid interest during month six following the original issue date. In order to prepay the June 2019 Note II, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the June 2019 Note II in whole or in part at the conversion price. As of June 30, 2019, the June 2019 Note II had outstanding principal and accrued interest of $55,556 and $30, respectively.

F-20

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

The initial exercise price of the June 2019 Warrant II is $0.02 per share, subject to adjustment as described below, and the June 2019 Warrant II are exercisable for five years after the issuance date. The June 2019 Warrant II are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the June 2019 Warrant II shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant. As of June 30, 2019, there were 4,166,667 warrants outstanding under the June 2019 Warrant II (see Note 8).

The June 2017, July 2017, January 2018, March 2018, July 2018, September 2018, November 2018, January 2019, March 2019, April 2019, May 2019 and June 2019 Notes (collectively, the “Notes”) contain certain covenants such as default provisions, restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contains certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. The conversion price is also subject to adjustment if the Company issues or sells shares of its common stock for a consideration per share less than the conversion price then in effect, or issue options, warrants or other securities convertible or exchange for shares of its common stock at a conversion or exercise price less than the conversion price of these Notes then in effect. If either of these events should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable. The Company granted the Note Purchasers certain rights of first refusal on future offerings by the Company for as long as the Note Purchasers hold the Notes. In addition, subject to limited exceptions, the Note Purchasers will not have the right to convert any portion of the Notes if the Note Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to its conversion. The Note Purchaser may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to the Company.

The November 2016, June 2017, July 2017, January 2018, March 2018, September 2018, November 2018 and March 2019, April 2019, May 2019 and June 2019 Warrants (collectively, the “Warrants”) are exercisable for shares of the Company’s common stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the Warrants. The exercise price of the Warrants are subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants are also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sells or re-prices any common stock or common stock equivalents, as defined, at an exercise price lower than the then-current exercise price of the Warrants with the exception for certain exempted issuances and subject to certain limitations on the reduction of the exercise price as provided in the Warrants. In the event of a fundamental transaction, as described in these warrants and generally including any reorganization, recapitalization or reclassification of the common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrants for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrants or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holders of the Warrants will not have the right to exercise any portion of the Warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

To secure the Company’s obligations under each of the June 2017, July 2017, January 2018, March 2018, September 2018 and November 2018 Notes, the Company entered into Security Agreements, Pledge Agreements and Subsidiary Guaranty’s with Calvary Fund I LP, as agent, pursuant to which the Company granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness which included a first lien held by Regions Bank in connection with the $100,000 revolving promissory note entered into with Regions Bank in October 2014, for the benefit of the Note Purchasers. Upon an Event of Default (as defined in the related Notes), the Note Purchasers may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

During the six months ended June 30, 2019, the Purchasers converted an aggregate of $232,974 and $51,602 of outstanding principal and interest of the Notes, respectively, and $36,133 of default interest, into 69,166,621 shares of its common stock.

F-21

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Puritan Settlement Agreement

On September 24, 2018, the Company and Puritan Partners LLC (“Puritan”) entered into a securities purchase agreement (the “Puritan Purchase Agreement”), pursuant to which the Company purchased (using proceeds from the September 2018 Notes) back from Puritan, June 2017, July 2017, January 2018, March 2018 and July 2018 Notes having an aggregate outstanding principal and accrued but unpaid interest amount of $654,191 and June 2017, January 2018 and March 2018 Puritan Warrants to purchase up to 24,946,128 shares of common stock as well as the securities and certain rights associated thereunder for an aggregate purchase price of $900,000, which was paid on September 26, 2018. In connection with the purchase and extinguishment of the above mentioned notes and warrants, the Company paid $245,809 for additional penalties and interest which is reflected in loss on debt extinguishment. Additionally, the Company revalued the derivative liabilities associated with these notes and warrants and recorded a gain on debt extinguishment of $1,323,111, during the nine months ended September 30, 2018.

Derivative Liabilities Pursuant to Notes and Warrants

In connection with the issuance of the Notes and Warrants, the Company determined that the terms of the Notes and Warrants contain terms that included a down-round provision under which the conversion price and exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception and included various other terms such as default provisions that caused derivative treatment. Accordingly, under the provisions of ASC 815-40 –Derivatives and Hedging – Contracts in an Entity’s Own Stock, the embedded conversion option contained in the convertible instruments and the Warrants were accounted for as derivative liabilities at the date of issuance and shall be adjusted to fair value through earnings at each reporting date. The fair value of the embedded conversion option derivatives and Warrants were determined using the Binomial valuation model. At the end of each period, on the date that debt was converted into common shares, and on the date of a cashless exercise of warrants, the Company revalued the embedded conversion option and warrants derivative liabilities.

In July 2017, FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features. These amendments simplify the accounting for certain financial instruments with down-round features. The amendments require companies to disregard the down-round feature when assessing whether the instrument is indexed to its own stock, for purposes of determining liability or equity classification. The guidance was adopted as of January 1, 2019 and the Company elected to record the effect of this adoption retrospectively to outstanding financial instruments with a down round feature by means of a cumulative-effect adjustment to the condensed consolidated balance sheet as of the beginning of 2019, the period which the amendment is effective. The Company adopted ASU No. 2017-11 in the first quarter of 2019, and the adoption did not have any impact on its consolidated financial statements and there was no cumulative effect adjustments as there were other notes and warrants provisions that caused derivative treatment.

In connection with the issuance of the January 2019 and March 2019, April 2019, May 2019 and June 2019 Notes and related Warrants, during six months ended June 30, 2019, on the initial measurement date, the fair values of the embedded conversion option derivative and warrant derivative of $263,927 was recorded as derivative liabilities and was allocated as a debt discount up to the net proceeds of the January 2019 and March 2019, April 2019, May 2019 and June 2019 Notes of $263,927.

At the end of the period, the Company revalued the embedded conversion option and warrant derivative liabilities. In connection with these revaluations and the initial derivative expense, the Company recorded derivative expense (income) of $3,529,662 and $(5,355,681) for the six months ended June 30, 2019 and 2018, respectively.

During the six months ended June 30, 2019, the fair value of the derivative liabilities was estimated using the Binomial valuation model with the following assumptions:

Dividend rate	—%
Term (in years)	0.01 to 5.00 years
Volatility	165.3% to 186.9%
Risk-free interest rate	1.76% to 2.42%

At June 30, 2019 and December 31, 2018, the convertible debt consisted of the following:

	June 30, 2019	December 31, 2018
Principal amount	$2,921,754	$2,436,394
Less: unamortized debt discount	(279,687)	(1,002,142)
Convertible note payable, net	$2,642,067	$1,434,252

For the six months ended June 30, 2019 and 2018, amortization of debt discounts related to the Notes amounted to $1,069,017 and $501,962, respectively, which has been included in interest expense on the accompanying consolidated statements of operations.

F-22

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

NOTE 5 – LOANS PAYABLE

From June 2017 to September 2017, the Company entered into loan agreements with several third parties (the “Loans”). Pursuant to the loan agreements, the Company borrowed an aggregate principal amount of $538,875. The Loans bear interest at an annual rate of 33.3%, are unsecured and are in default. As of June 30, 2019 and December 31, 2018, loan principal due to these third parties amounted to $538,875 for both periods. At June 30, 2019 and December 31, 2018, accrued interest payable related to these Loans amounted to $339,763 and $250,777, respectively.

NOTE 6 – OPERATING LEASE RIGHT-OF-USE (“ROU”) ASSETS AND OPERATING LEASE LIABILITIES

In September 2015, the Company entered into a lease agreement for its corporate facility in Baton Rouge, Louisiana. The lease is for a period of 60 months commencing in September 2015 and expiring in August 2020. Pursuant to the lease agreement, the lease requires the Company to pay a monthly base rent of $3,067 plus a pro rata share of operating expenses beginning September 2015 and of monthly base rent $3,200 beginning plus a pro rata share of operating expenses beginning September 2018.

In adopting ASC Topic 842, Leases (Topic 842), the Company has elected the ‘package of practical expedients’, which permit it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs (see Note 2). In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. On January 1, 2019, upon adoption of ASC Topic 842, the Company recorded right-of-use assets and lease liabilities of $59,216.

For the six months ended June 30, 2019, lease costs amounted to $24,568 which included base lease costs of $19,200 and common area and other expenses of $5,368, all of which were expensed during the period and included in general and administrative expenses on the accompanying condensed consolidated statements of operations.

The significant assumption used to determine the present value of the lease liability was a discount rate of 10% which was based on the Company’s estimated incremental borrowing rate.

Right-of-use asset (“ROU”) is summarized below:

June 30, 2019
Operating office lease	$59,216
Less accumulated reduction	(17,763)
Balance of ROU asset as of June 30, 2019	$41,453

Operating lease liability related to the ROU asset is summarized below:

June 30, 2019
Operating office lease	$59,216
Total lease liabilities	59,216
Reduction of lease liability	(17,763)
Total	41,453
Less: short term portion as of June 30, 2019	(35,530)
Long term portion as of June 30, 2019	$5,923

Future base lease payments under the non-cancelable operating lease at June 30, 2019 are as follows:

Years ending June 30,	Amount
2020	$38,400
2021	6,400
Total minimum non-cancelable operating lease payments	44,800
Less: discount to fair value	(3,647)
Total lease liability at June 30, 2019	$41,453

NOTE 7 – RELATED-PARTY TRANSACTIONS

Due to related parties

From time to time, the Company receives advances from and repays such advances to the Company’s former chief executive officer for working capital purposes and to repay indebtedness.

For the six months ended June 30, 2019, due to related party activity consisted of the following:

Total
Balance due to related parties at December 31, 2018	$(315,466)
Working capital advances received	(31,970)
Repayments made	—
Balance due to related parties at June 30, 2019	$(347,436)

F-23

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

NOTE 8 – STOCKHOLDERS’ DEFICIT

Shares Authorized

On April 3, 2019, the Company filed an amendment to its Articles of Incorporation to increase its authorized common stock from 500,000,000 shares to 1,500,000,000 shares (see Note 1). The Company’s 1,520,000,000 authorized shares consisted of 1,500,000,000 shares of common stock at $0.0001 per share par value, and 20,000,000 shares of preferred stock at $0.0001 per share par value.

On August 6, 2019 the Company filed an amendment to its Articles of Incorporation to increase its authorized common stock from 1,500,000,000 shares to 5,000,000,000 shares (see Note 1). The Company’s 5,020,000,000 authorized shares consist of 5,000,000,000 shares of common stock at $0.0001 per share par value, and 20,000,000 shares of preferred stock at $0.0001 per share par value.

Series A Preferred Stock

On August 20, 2015, the Company filed the Certificate of Designation with the Nevada Secretary of State, designating 1,000,000 shares of the authorized 20,000,000 Preferred Stock as Series A Preferred Stock. Each holder of Series A Preferred Stock is entitled to 500 votes for each share of Series A Preferred Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Company.

The holders of Series A Preferred Stock shall have no special voting rights and their consent is not required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action. As of June 30, 2019 and December 31, 2018, there were 1,000,000 shares of the Company’s Series A Preferred Stock issued and outstanding. Of these shares, 500,000 are held by our Chief Executive Officer and 500,000 shares are held by a former member of our Board of Directors.

Series B Preferred Stock

On March 7, 2017, the Company filed a certificate of designation, preferences and rights of Series B preferred stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada to designate 7,892,000 shares of its previously authorized preferred stock as Series B preferred stock, par value $0.0001 per share and a stated value of $0.0001 per share. The Certificate of Designation and its filing was approved by the Company’s board of directors without shareholder approval as provided for in the Company’s articles of incorporation and under Nevada law. The holders of shares of Series B preferred stock are entitled to dividends or distributions share for share with the holders of the Common Stock, if, as and when declared from time to time by the Board of Directors. The holders of shares of Series B preferred stock have the following voting rights:

●	Each share of Series B preferred stock entitles the holder to 100 votes on all matters submitted to a vote of the Company’s stockholders.

●	Except as otherwise provided in the Certificate of Designation, the holders of Series B preferred stock, the holders of Company common stock and the holders of shares of any other Company capital stock having general voting rights and shall vote together as one class on all matters submitted to a vote of the Company’s stockholders; and

●	Commencing at any time after the date of issuance of any shares of the Series B Preferred Stock (the “Issuance Date”) and upon the earliest of the occurrence of (i) a holder of the Series B Preferred Stock owning, directly or indirectly as a beneficiary or otherwise, shares of Common Stock which are less than 5.0% of the total outstanding shares of Common Stock, (ii) the date a holder of the Series B Preferred Stock is no longer an employee of the Company or any of its subsidiaries or (iii) five years after the Issuance Date, the Company shall have the right to redeem all of the then outstanding Series B Preferred Stock held by such holder at a price equal to the Stated Value (the “Redemption Price”). The Series B Preferred Stock which is redeemed as provided for in the Certificate of Designations shall be returned to the Company (and, if not so returned, shall automatically be deemed canceled). The Redemption Price shall be mailed to such holder at the holder’s address of record, and the Series B Preferred Stock owned by such holder shall be canceled.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Series B Preferred Stock shall be entitled to receive, share for share with the holders of shares of Common Stock and Series A Preferred Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Series A Preferred Stock have been satisfied.

F-24

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

In March 2017, the Company issued 2,892,000 shares of Series B Preferred to Jonathan F. Head, Ph. D, the Company’s Chief Executive Officer and a member of the Board of Directors of the Company as provided for in the Contribution Agreement. The Series B preferred stock issued to Dr. Head and were determined to have nominal value of $289, or $0.0001 per shares, and was recorded as compensation expense. In addition, in March 2017 the Company issued 5,000,000 shares of Series B Preferred to Banco Actinver for the benefit of the Vitel Stockholders as partial consideration in the exchange for 100% of the issued and outstanding capital stock of Vitel. (See Note 3). The 5,000,000 shares of Series B preferred stock which primarily gives the holder voting rights and were determined to have nominal value of $500, or $0.0001 per shares.

On February 20, 2019, pursuant to the Certificate of Designation, the Company exercised its right to redeem 5,000,000 shares of the Series B Preferred outstanding held by to Banco Actinver, S.A., in its capacity as Trustee of the Trust Agreement for the benefit of Mr. Cosme and Mr. Alaman equal to the stated value. The total redemption price equaled $500 or $0.0001 per share of Series B Preferred. As of June 30, 2019 and December 31, 2018, there were 2,892,000 and 7,892,000 shares of Series B Preferred issued and outstanding, respectively.

Common Stock

Shares issued for cash

●	During the six months ended June 30, 2018, pursuant to a unit subscription agreement, the Company issued 600,000 shares of its unregistered common stock to an investor for cash proceeds of $6,000, or $0.01 per share.

●	During the six months ended June 30, 2019, the Company did not issue any shares of its common stock for cash.

Common stock issued for debt conversion

●	During the six months ended June 30, 2018, the Company issued an aggregate of 38,395,067 shares of its common stock upon conversion of debt of $279,359 and accrued interest and penalties of $91,907.

●

During the six months ended June 30, 2019, the Company issued an aggregate of 69,166,621 shares of its common stock upon conversion of debt of $232,974 and accrued interest and penalties of $87,735. These shares of common stock had an aggregate fair value of $621,114 and the Company recorded $300,405 of loss on debt extinguishment related to the note conversions.

Shares issued for cashless exercise of warrants

●	During the six months ended June 30, 2018, the Company issued 22,738,435 shares of its common stock upon the cashless exercise of 28,948,533 of these warrants.

●	During the six months ended June 30, 2019, the Company did not issue any shares of its common stock for cashless exercise of warrants.

Warrants

Warrants issued pursuant to equity subscription agreements

In 2016, in connection with the sale of common stock, the Company issued an aggregate of 971,537 five-year warrants to purchase common shares for an exercise price of $0.30 per common share to investors pursuant to unit subscription agreements. As of June 30, 2019 and December 31, 2018, 968,844 and 971,537 of these warrants were issued and outstanding, respectively.

In 2017, in connection with the sale of common stock, the Company issued an aggregate of 4,626,579 five-year warrants to purchase common shares for an exercise price of $0.30 per common share to investors pursuant to unit subscription agreements. As of June 30, 2019 and December 31, 2018, 4,626,579 of these warrants were issued and outstanding.

Outstanding warrants related to equity subscription agreements as of June 30, 2019 are summarized as follows:

	Original warrants issued	Anti-dilution adjustment	Expired, Cancelled or Forfeited	Total warrants exercised (Cashless exercise)	Outstanding warrants as of June 30, 2019	Exercise price at June 30, 2019
Warrants related to the 2016 subscription agreements	971,537	—	(2,693)	—	968,844	$0.30
Warrants related to the 2017 subscription agreements	4,626,579	—	—	—	4,626,579	$0.30
	5,598,116	—	(2,693)	—	5,595,423

Warrants issued pursuant to Securities Purchase Agreements

The warrants detailed below, issued pursuant to the Securities Purchase Agreements (see Note 4), have initial exercise price between $0.175 and $0.04 (subject to adjustments under certain conditions as defined in the agreements) and includes a down-round provision under which the exercise price could be affected by future equity offerings undertaken by the Company or contain terms that are not fixed monetary amounts at inception. It also includes a default provision pursuant to which, these Warrants shall be exercisable at the Default Conversion Price as defined in the related Notes (see Note 4).

F-25

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Outstanding warrants related to Securities Purchase Agreements as of June 30, 2019 are summarized as follows:

	Original warrants issued	Anti-dilution adjustment	Warrants purchased back - Puritan Settlement Agreement (post anti- dilution)	Total warrants exercised (Cashless exercise)	Outstanding warrants as of June 30, 2019	Exercise price at June 30, 2019
November 2016 Warrants	2,333,334	29,425,934	—	(9,074,076)	22,685,192	$0.006
June 2017 Warrants	1,555,633	43,816,968	—	(15,124,200)	30,248,401	$0.006
July 2017 Warrants	4,769,763	74,726,287	—	(26,498,683)	52,997,367	$0.006
January 2018 Warrants	8,333,334	53,691,482	(7,558,580)	—	54,466,236	$0.004
March 2018 Warrants	12,500,000	80,537,221	(11,337,869)	—	81,699,352	$0.004
September 2018 Warrants	51,041,667	449,366,833	—	—	500,408,500	$0.004
November 2018 Warrants	4,791,667	—	—	—	4,791,667	$0.040
March 2019 Warrants	2,083,333	—	—	—	2,083,333	$0.040
April 2019 Warrants I	1,041,667	—	—	—	1,041,667	$0.040
April 2019 Warrants II	7,697,917	—	—	—	7,697,917	$0.040
May 2019 Warrants	375,000	—	—	—	4,843,750	$0.040
June 2019 Warrants I	4,843,750	—	—	—	375,000	$0.040
June 2019 Warrants II	4,166,667	—	—	—	4,166,667	$0.020
	105,533,732	731,564,725	(18,896,449)	(50,696,959)	767,505,049

During the three months ended June 30, 2018, the Company issued 22,738,435 shares of its common stock upon the cashless exercise of 28,948,533 of these warrants. Upon the cashless exercise of these warrants, the Company valued such warrants using the Binomial valuation model and calculated a fair value of $514,938 which was recorded as a reduction of derivative liabilities and as gain on debt extinguishment. No warrants were exercised during the three months ended June 30, 2019.

Warrant activities for the six months ended June 30, 2019 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding at December 31, 2018	254,713,920	$0.021
Issued in connection with financings	20,208,334	0.045	4.77
Increase in warrants related to default adjustment	498,180,911	0.004	4.20
Expired	(2,693)	—	—
Exercised	—	—	—
Balance Outstanding at June 30, 2019	773,100,472	$0.008	3,96	$—
Exercisable at June 30, 2019	773,100,472	$0.008	3,96	$—

Stock options

Effective February 18, 2011, our board of directors adopted and approved the 2011 stock option plan. The purpose of the 2011 stock option plan is to enhance the long-term stockholder value of our Company by offering opportunities to directors, key employees, officers, independent contractors and consultants of our Company to acquire and maintain stock ownership in our Company in order to give these persons the opportunity to participate in our Company’s growth and success, and to encourage them to remain in the service of our Company. A total of 43,094 options to acquire shares of our common stock were authorized under the 2011 stock option plan and during the 12 month period after the first anniversary of the adoption of the 2011 stock option plan, by our board of directors and during each 12 month period thereafter, our board of directors is authorized to increase the amount of options authorized under this plan by up to 10,744 shares. No options were granted under the 2011 stock option plan as of June 30, 2019.

F-26

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Stock-option issued during the six months ended June 30, 2018

On May 8, 2018, the Company granted an aggregate of 17,500,000 stock options to purchase 17,500,000 shares of the Company’s common stock at $0.0135 per share as follows: 15,000,000 options were granted to officers and directors of the Company, 500,000 options were granted to an employee, and 2,000,000 option to the Company’s scientific advisory board. These options vest in one year from the grant date and expire on May 8, 2028. The fair value of these option grants was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 243%; risk-free interest rate of 2.81%; and, an estimated term based on the simplified method of 5.5 years. In connection with these options, the Company valued these options at a fair value of approximately $233,000 and will record stock-based compensation expense over the vesting term.

Stock-option issued during the six months ended June 30, 2019

On April 24, 2019 the board of directors of the Company granted an aggregate of 17,347,245 stock options, outside of the plan, to purchase shares of the Company’s common stock to Dr. Barnett and three non-employee members of the Board, Daniel S. Hoverman, Charles L. Rice and Neal Holcomb.

Pursuant to Dr. Barnett’s employment agreement dated December 26, 2018, Dr. Barnett was granted 8,347,245 stock options with exercise price of $0.012 per share, vest dates of; (i) 2,782,415 on January 9, 2020; (ii) 2,782,415 on January 9, 2021; and (iii) 2,782,415 on January 9, 2022 and expire on April 24, 2030. The stock options vest so long as the optionee remains an employee of the Company on the vesting date (except as otherwise provided for in the employment agreement between the Company and the optionee). The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model and the Company valued these options at a grant date fair value of $81,803 which will be expensed over the vesting period as stock-based compensation.

The three non-employee members of the Board were each granted 3,000,000 stock options for a total of 9,000,000 stock options with exercise price of $0.01 per share, vest date of April 24, 2020 and expires on April 24, 2030. The stock options vest so long as the optionee remains a member of the Board on the vesting date. The fair value of this option grant was estimated on the date of grant using the Black-Scholes option-pricing model and the Company valued these options at a grant date fair value of $88,200 which will be expensed over the vesting period as stock-based compensation

During the six months ended June 30, 2019 and 2018, the Company recorded stock-based compensation expense of $117,916 and $44,854 related to stock options, respectively.

The Company uses the Black-Scholes pricing model to determine the fair value of its stock options which requires the Company to make several key judgments including:

●	the value of the Company’s common stock;

●	the expected life of issued stock options;

●	the expected volatility of the Company’s stock price;

●	the expected dividend yield to be realized over the life of the stock option; and

●	the risk-free interest rate over the expected life of the stock options.

The Company’s computation of the expected life of issued stock options was based on the simplified method as the Company does not have adequate exercise experience to determine the expected term. The interest rate was based on the U.S. Treasury yield curve in effect at the time of grant. The computation of volatility was based on the historical volatility of the Company’s common stock.

At June 30, 2019, there were 39,547,245 options issued and outstanding out of which 22,200,000 options were vested and exercisable. As of June 30, 2019, there was $139,866 of unvested stock-based compensation expense to be recognized through April 24, 2020. The aggregate intrinsic value at June 30, 2019 was $0 which was calculated based on the difference between the quoted share price on June 30, 2019 and the exercise price of the underlying options.

F-27

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Stock option activities for the six months ended June 30, 2019 are summarized as follows:

	Number of Option	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding at December 31, 2018	22,200,000	$0.060
Granted	17,372,245	$0.012	10.82
Expired	—	$—	—
Balance Outstanding at June 30, 2019	39,547,245	$0.060	9.59	$—
Exercisable at June 30, 2019	22,200,000	$0.060	8.62	$—

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 2, 2016, the Company entered into an employment agreement with Jonathan F. Head, Ph.D. (“Dr. Head”) to serve as the Company’s Chief Executive Officer, the term of which runs for three years (from February 2, 2016 through February 1, 2019) and renews automatically for one year periods unless a written notice of termination is provided not less than 120 days prior to the automatic renewal date. The employment agreement with Dr. Head provides that Dr. Head’s salary for calendar year 2016 shall be $275,000 and for calendar year 2017 and for each calendar year thereafter during the term of the employment agreement with Dr. Head shall be an amount determined by the Board of Directors, which in no event shall be less than the annual salary that was payable by the Company to Dr. Head for the immediately preceding calendar year.

On February 2, 2016, the Company entered into an employment agreement with Andrew Kucharchuk (“Mr. Kucharchuk) to serve as the Company’s President and Chief Financial Officer, the term of which runs for three years (from February 2, 2016 through February 1, 2019) and renews automatically for one year periods unless a written notice of termination is provided not less than 120 days prior to the automatic renewal date. The employment agreement with Mr. Kucharchuk provides that Mr. Kucharchuk’s salary for calendar year 2016 shall be $200,000 and for calendar year 2017 and for each calendar year thereafter during the term of the employment agreement with Mr. Kucharchuk shall be an amount determined by the Board of Directors, which in no event shall be less than the annual salary that was payable by the Company to Mr. Kucharchuk for the immediately preceding calendar year.

The above executives shall be eligible for an annual target bonus payment in an amount equal to ten percent of his base salary (“Bonus”). The Bonus is determined based on the achievement of certain performance objectives of the Company as established by the Board of Directors. The Bonus may be greater or less than the target Bonus, based on the level of achievement of the applicable performance objectives.

Effective December 26, 2018, the Company replaced Dr. Jonathan Head and appointed Dr. Brian Barnett as the new Chief Executive Officer. Dr. Head will continue to serve the Company as the Chairman of the Board of Directors and now as its Chief Scientific Officer effective December 26, 2018. Dr. Head is still negotiating the terms of his new employment agreement for his new position as the Chief Scientific Officer, with the Company, as of the date of this report.

On December 26, 2018, Dr. Barnett entered into an employment agreement with us (“Barnett Employment Agreement”) to serve as the Company’s Chief Executive Officer for a term of three years (from December 26, 2018 through December 26, 2021) that renews automatically for one year periods unless a written notice of termination is provided not less than 180 days prior to the automatic renewal date. The Barnett Employment Agreement provides that Dr. Barnett’s salary for calendar year 2019 shall be $250,000 and for each calendar year thereafter during the term of the Barnett Employment Agreement shall be an amount determined by the Board of Directors, which in no event shall be less than the annual salary that was payable by the Company to Dr. Barnett for the immediately preceding calendar year.

Dr. Barnett is also eligible to receive a performance based bonus of up to $150,000 upon completion of specific metrics established by the Company’s Board of Directors and is entitled to participate in all medical and other benefits that the Company has established for its employees. Pursuant to the employment agreement, the Company will also grant options to purchase a number of shares of the Company’s common stock equal to $100,000 divided by the volume weighted average price of the Company’s common stock for the ten (10) business days prior to the effective date of the employment agreement. The option grant is subject to continued employment, and will vest ratably over the first three anniversary dates of the grant date. On April 24, 2019, Dr. Barnett was granted 8,347,245 stock options with exercise price of $0.012 per share, vest dates of; (i) 2,782,415 on January 9, 2020; (ii) 2,782,415 on January 9, 2021; and (iii) 2,782,415 on January 9, 2022 and expire on April 24, 2030. The stock options vest so long as the optionee remains an employee of the Company on the vesting date (except as otherwise provided for in the employment agreement between the Company and the optionee) (See Note 8).

F-28

ONCBIOMUNE PHARMACEUTICALS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2019

(Unaudited)

Additionally, upon the closing of a transaction during calendar year 2019 which results in the sale of common stock of the Company on terms acceptable to the Board that provides net proceeds to the Company of no less than $4,000,000 (a “Qualifying Transaction”), Dr. Barnett shall be granted options to purchase a number of shares of the Company’s common stock equal to $50,000 divided by the transaction price of the Company’s common stock in the Qualifying Transaction. The option grant is subject to continued employment, and will vest ratably over the first three anniversary dates of the date of the closing of the Qualifying Transaction.

Lease

Effective September 1, 2015, the Company leases its facilities under a non-cancelable operating lease which expires on August 31, 2020. The Company has the right to renew certain facility leases for an additional five years. Rent expense is $3,200 base rent per month plus operating expense and other fees (see Note 6).

NOTE 10 - SUBSEQUENT EVENTS

July 2019 Financing:

On July 2, 2019, the Company closed a securities purchase agreement (the “Sixteenth Purchase Agreement”), dated June 26, 2019, for the sale of the Company’s convertible notes and warrants. Pursuant to the Sixteenth Purchase Agreement, the Company issued to the Sixteenth Round Purchaser a note (the “July 2019 Note I”) for a principal amount of $55,556 with10% Original Issue Discount five- year warrants (the “July 2019 Warrant I”) to purchase an aggregate of 4,166,667 shares of the Company’s common stock at an exercise price of $0.02 per share (subject to adjustments under certain conditions as defined in the July 2019 Warrant I). The Company received $50,000 in aggregate net proceeds from the sale, net of $5,556 original issue discount. The July 2019 Note I bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the July 2019 Note I)), shall mature on February 26, 2020 and the principal and interest are convertible at any time at a conversion price equal to $0.01 per share (subject to adjustment as provided in the July 2019 Note I); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the July 2019 Note I shall be convertible and the July 2019 Warrant I shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the July 2019 Note I to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The July 2019 Note I may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the July 2019 Note I and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the July 2019 Note I and accrued and unpaid interest during month six following the original issue date. In order to prepay the July 2019 Note I, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the July 2019 Note I in whole or in part at the conversion price.

The initial exercise price of the July 2019 Warrant I is $0.02 per share, subject to adjustment as described below, and the July 2019 Warrant I are exercisable for five years after the issuance date. The July 2019 Warrant I are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the July 2019 Warrant I shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant.

On July 8, 2019, the Company closed a securities purchase agreement (the “Seventeenth Purchase Agreement”), dated June 26, 2019, for the sale of the Company’s convertible notes and warrants. Pursuant to the Seventeenth Purchase Agreement, the Company issued to the Seventeenth Round Purchaser a note (the “July 2019 Note II”) for principal amount of $55,556 with10% Original Issue Discount five-year warrants (the “July 2019 Warrant II”) to purchase an aggregate of 4,166,667 shares of the Company’s common stock at an exercise price of $0.02 per share (subject to adjustments under certain conditions as defined in the July 2019 Warrant II). The Company received $50,000 in aggregate net proceeds from the sale, net of $5,556 original issue discount. The July 2019 Note II bears an interest rate of 5% per year (which interest rate shall be increased to 18% per year upon the occurrence of an Event of Default (as defined in the July 2019 Note II)), shall mature on February 26, 2020 and the principal and interest are convertible at any time at a conversion price equal to $0.01 per share (subject to adjustment as provided in the July 2019 Note II); provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the July 2019 Note II shall be convertible and the July 2019 Warrant II shall be exercisable at 60% of the lowest closing price, as reported on the OTCQB or other principal trading market, during the prior twenty trading days (the “Default Conversion Price”). The purchaser may not convert the July 2019 Note II to the extent that such conversion would result in beneficial ownership by the purchaser and its affiliates of more than 9.9% of the Company’s issued and outstanding common stock. The July 2019 Note II may be prepaid at anytime until the 180th following the original issue date at an amount equal to (i) 115% of outstanding principal balance of the July 2019 Note I and accrued and unpaid interest during the period from the original issue date through the five months following the original issue date, and (ii) 120% of the outstanding principal balance of the July 2019 Note II and accrued and unpaid interest during month six following the original issue date. In order to prepay the July 2019 Note II, the Company shall provide twenty trading days prior written notice to the lender, during which time the purchaser may convert the July 2019 Note II in whole or in part at the conversion price.

The initial exercise price of the July 2019 Warrant II is $0.02 per share, subject to adjustment as described below, and the July 2019 Warrant II are exercisable for five years after the issuance date. The July 2019 Warrant II are exercisable for cash at any time and are exercisable on a cashless basis at any time there is no effective registration statement registering the shares of common stock underlying the warrants. The exercise price of the warrants is subject to adjustment in the event of default, certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. Pursuant to the default provision, the July 2019 Warrant II shall be exercisable at the Default Conversion Price as defined above. The exercise price of the warrants is also subject to full ratchet price adjustment if the Company issues common stock at a price per share lower than the then-current exercise price of the warrant.

Conversion of Convertible Debt:

Subsequent to June 30, 2019, The Purchasers converted $49,652 and $3,816 of outstanding principal and interest into 23,416,803 shares of common stock.

F-29

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Note Regarding Forward-Looking Information and Factors That May Affect Future Results

This quarterly report on Form 10-Q contains forward-looking statements regarding our business, financial condition, results of operations and prospects. The Securities and Exchange Commission (the “SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This quarterly report on Form 10-Q and other written and oral statements that we make from time to time contain such forward-looking statements that set out anticipated results based on management’s plans and assumptions regarding future events or performance. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated sales efforts, expenses, the outcome of contingencies, such as legal proceedings, and financial results. Factors that could cause our actual results of operations and financial condition to differ materially are set forth in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on April 1, 2019.

We caution that these factors could cause our actual results of operations and financial condition to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The following discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear elsewhere in this quarterly report on Form 10-Q.

Overview

We are a biotechnology company specializing in innovative cancer treatment therapies. We have proprietary rights to an immunotherapy platform with an initial concentration on prostate and breast cancers that can also be used to fight any solid tumor. Additionally, we have targeted therapies. Our mission is to improve the overall patient condition through innovative bio-immunotherapy with proven treatment protocols, to lower deaths associated with cancer and to reduce the cost of cancer treatment. Our technology is safe, and utilizes clinically proven research methods of treatment to provide optimal success of patient recovery.

Financial Highlights

For the six months ended June 30, 2019, we utilized $675,103 to fund our operations, compared to $672,786 for the six months ended June 30, 2018. For the six months ended June 30, 2019, we received net cash of $674,902 from financing activities. As a result, our net cash position decreased by $201 during the six months ended June 30, 2019.

Operating expenses for the six months ended June 30, 2019 were $1,077,642, compared to $789,784 for the six months ended June 30, 2018. The increase in operating expenses is attributable to an increase in professional fees of $23,386, an increase in research and development expenses of $67,847 primarily due to increase in activity in our ProscaVax™ clinical trials, an increase in compensation expense of $184,561 primarily attributed to increase in stock-based compensation. Our general and administrative expenses also increased by $12,064, primarily as a result of an increase in other general and administrative expenses.

We expect our research and development expenses will continue to increase as our ProscaVax™ clinical trials continue to progress.

For the six months ended June 30, 2019 we had net (loss) of $(6,060,583) or $(0.02) per share, as compared to a net income of $4,608,845, or $0.02 per share in the six months ended June 30, 2018. The change was primarily due the changes in the valuation for the initial fair value and changes in fair value of derivative liabilities from a gain in 2018 of $5,355,681 to a (loss) of $(3,529,662) in 2019.

Results of Operations

Three and Six months Ended June 30, 2019 Compared to Three and Six months Ended June 30, 2018

Operating Revenue, Costs of Revenues, and Gross Margin

We did not generate any revenues from continuing operations for the three and six months ended June 30, 2019 and 2018.

3

Operating Expenses

For the three months ended June 30, 2019 operating expenses from continuing operations amounted to $514,569 as compared to $343,738 for the three months ended June 30, 2018, an increase of $170,833, or 50%. For the six months ended June 30, 2019 operating expenses from continuing operations amounted to $1,077,642 as compared to $789,784 for the six months ended June 30, 2018, an increase of $287,858, or 36%.

For the three and six months ended June 30, 2019 and 2018, operating expenses consisted of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Professional fees	$164,993	$138,696	$339,179	$315,793
Compensation expense	238,784	137,556	491,416	306,855
Research and development expense	60,010	27,902	152,628	84,781
General and administrative expenses	50,782	39,584	94,419	82,355
Total	$514,569	$343,738	$1,077,642	$789,784

Professional fees:

For the three months ended June 30, 2019, professional fees increased by $26,297 or 19%, as compared to the three months ended June 30, 2018. The increase was primarily attributable to an increase in legal fees of $83,823 offset by a decrease in accounting and audit fees of approximately $43,686 and a decrease in consulting fee and investor relations of $13,839.

For the six months ended June 30, 2019, professional fees increased by $23,386 or 7%, as compared to the six months ended June 30, 2018. The increase was primarily attributable to an increase in legal fees of $101,444 offset by a decrease in accounting and audit fees of approximately $31,525, and a decrease in consulting fee and investor relations of $46,533.

Compensation expense:

For the three months ended June 30, 2019, compensation expense increase by $101,228 or 74%, as compared to the three months ended June 30, 2018. The increase was attributable to an increase in stock-based compensation of $37,300 and an increase in administrative compensation of $63,928 which was a result of hiring a new CEO in December 2018.

For the six months ended June 30, 2019, compensation expense increase by $184,561 or 60%, as compared to the six months ended June 30, 2018. The increase was attributable to an increase in stock-based compensation of $73,061 and an increase in administrative compensation of $111,500 which was a result of hiring a new CEO in December 2018.

Research and development expense:

For the three months ended June 30, 2019, research and development expense increased by $32,108 or 115%, as compared to the three months ended June 30, 2018 related to an increase in research activities related to ProscaVax™ clinical trials.

For the six months ended June 30, 2019, research and development expense increased by $67,847 or 80%, as compared to the six months ended June 30, 2018 related to an increase in research activities related to ProscaVax™ clinical trials.

General and administrative expenses:

For the three months ended June 30, 2019, general and administrative expenses increased by $11,198 or 28%, as compared to the three months ended June 30, 2018. The increase was primarily due an increase in in travel and entertainment, rent expense and other general and administrative expenses.

For the six months ended June 30, 2019, general and administrative expenses increased by $12,064 or 15%, as compared to the three months ended June 30, 2018. The increase was primarily due an increase in in travel and entertainment, rent expense and other general and administrative expenses.

Loss from Operations

For the three months ended June 30, 2019 loss from operations amounted to $514,569 as compared to $343,738 for the three months ended June 30, 2018, an increase of $170,831, or 50%. The increases are primarily a result of an increase in operating expenses discussed above.

For the six months ended June 30, 2019 loss from operations amounted to $1,077,642 as compared to $789,784 for the six months ended June 30, 2018, an increase of $287,858, or 36%. The decreases are primarily a result of an increase in operating expenses discussed above.

4

Other Income (Expense)

For the three months ended June 30, 2019, we had total other expense of $1,097,396 as compared to $4,365,357 for the three months ended June 30, 2018, a decrease of $3,267,961 or 75%. This change was primarily due to the recording of a loss from the fair value of derivative liabilities of $452,356 in the 2019 period as compared to $4,121,797 in the 2018 period, a decrease of $3,669,441 or 89%. Additionally, during the three months ended June 30, 2019, we recorded a (loss) on debt extinguishment of $(39,420) as compared to a gain of $133,353 for the three months ended June 30, 2018. The total other expense was offset by an increase in interest expense of $266,959 related to an increase in interest-bearing debt and default interest and other expense of $71,885.

For the six months ended June 30, 2019, we had total other (expense) of $(4,982,941) as compared to other income of $5,398,629 for the six months ended June 30, 2018, a change of $10,381,570 or 192%. This change was primarily due to the recording of a loss from the fair value of derivative liabilities of $(3,529,662) in the 2019 period as compared to a gain from the fair value of derivative liabilities of $5,355,681 in the 2018 period, a change of $8,885,343 or 166%. Additionally, during the six months ended June 30, 2019, we recorded a (loss) on debt extinguishment of $(76,284) as compared to a gain of $750,493 for the six months ended June 30, 2018. The total other income (expense) was offset by an increase in interest expense of $635,817 related to an increase in interest-bearing debt and default interest.

Net (loss) income

For the three months ended June 30, 2019, loss from continuing operations amounted to $1,611,965, or $0.01 per share (basic and diluted), compared to $4,709,095 or $0.02 per share (basic and diluted) for the three months ended June 30, 2018, a change of $3,097,130 or 66%.

For the six months ended June 30, 2019, (loss) from continuing operations amounted to $(6,060,583), or $(0.02) per share (basic and diluted), compared to an income of $4,608,845, or $0.02 per share (basic and diluted) for the six months ended June 30, 2018, a change of $10,669,428 or 231%.

Foreign currency translation loss

The functional currency of our subsidiaries operating in Mexico is the Mexican Peso (“Peso”). The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations. As a result of foreign currency translations, which are a non-cash adjustment, we reported a foreign currency translation loss of $0 for both the three and six months ended June 30, 2019 as compared to a foreign currency translation gain (loss) of $30,078 and $(25,184) for the three and six months ended June 30, 2018, respectively. This non-cash loss had the effect of increasing our reported comprehensive loss.

Comprehensive (loss) income

As a result of our foreign currency translation gain, we had comprehensive loss of $1,611,965 for the three months ended June 30, 2019, compared to $4,679,017 for the three months ended June 30, 2018.

As a result of our foreign currency translation loss, we had comprehensive (loss) of $(6,060,583) for the six months ended June 30, 2019, compared to comprehensive income of $4,583,661 for the six months ended June 30, 2018.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had a working capital deficit of $12,914,034 and cash of $0 as of June 30, 2019 and a working capital deficit of $7,557,621 and $201 of cash as of December 31, 2018.

			Six Months Ended June 30, 2019
	June 30, 2019	December 31, 2018	Change	Percentage Change
Working capital deficit:
Total current assets	$189,716	$215,882	$(26,166)	12%
Total current liabilities	(13,103,750)	(7,773,503)	(5,330,247)	69%
Working capital deficit:	$(12,914,034)	$(7,557,621)	$(5,356,413)	71%

The increase in working capital deficit was primarily attributable to a decrease in current assets of $26,166 and an increase in current liabilities of $5,330,247, including an increase in derivative liabilities of $3,569,469.

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Cash Flows

Changes in our cash balance are summarized as follows:

	Six Months Ended June 30,
	2019	2018
Cash used in operating activities	$(675,103)	$(672,786)
Cash provided by financing activities	674,902	673,596
Net increase change in cash	$(201)	$810

Net Cash Used in Operating Activities

Net cash flow used in operating activities was $675,103 for the six months ended June 30, 2019 as compared to $672,786 for the six months ended June 30, 2018, a decrease of $2,317, or 0.3%.

●	Net cash flow used in operating activities for the six months ended June 30, 2019 primarily reflected our net loss of $6,060,583 adjusted for the add-back on non-cash items such as derivative expense of $3,529,662, stock-based compensation expense of $117,916, amortization of debt discount of $1,069,017 and loss on debt extinguishment of $76,284, non-cash interest including default interest of $115,592 and changes in operating asset and liabilities consisting primarily of a decrease in prepaid expenses of $25,965, an increase in accounts payable of $190,097 and an increase in accrued liabilities of $259,777.

●	Net cash flow used in operating activities for the six months ended June 30, 2018 primarily reflected our net income of $4,608,845 adjusted for the add-back on non-cash items such as derivative income of $5,335,682, stock-based compensation expense of $44,854, amortization of debt discount of $501,962, gain on debt extinguishment of $750,492, gain on foreign currency transactions of $25,184 and changes in operating asset and liabilities consisting primarily of an increase in prepaid expenses of $4,754, an increase in accounts payable of $2,761, a decrease in liabilities of discontinued liabilities of $8,449 and an increase in accrued liabilities of $312,184.

Cash Provided By Financing Activities

Net cash provided by financing activities was $674,902 for the six months ended June 30, 2019 as compared to $673,596 for the six months ended June 30, 2018. During the six months ended June 30, 2019, we received $635,700 of net proceeds from convertible debt, net of debt issuance costs, proceeds from related party advances of $31,970, and $7,732 from bank overdraft and redemption of Series B Preferred of $500. During the six months ended June 30, 2018, we received net proceeds from the sale of common stock and subscription receivable of $6,000, received net proceed of $590,000 from convertible debt, net of debt issuance costs, and proceeds from related party advances of $77,596.

Cash Requirements

Our management does not believe that our current capital resources will be adequate to continue operating our Company and maintaining our business strategy for more than 12 months from the date of this report. Accordingly, we will have to raise additional capital in the near future to meet our working capital requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to scale down or perhaps even cease the operation of our business.

Going Concern

These consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying unaudited condensed consolidated financial statements, the Company had net (loss) from continuing operations of $(6,060,583) for the six months ended June 30, 2019 and a net income from continuing operations of and $4,608,845 for the six months ended June 30, 2018, however the net income in 2018 resulted primarily from the change in far value of derivative liabilities. The net cash used in operations were $675,103 and $672,786 for the six months ended June 30, 2019 and 2018, respectively. Additionally, the Company had an accumulated deficit of $23,248,247 and $17,187,664 at June 30, 2019 and December 31, 2018, respectively, had a working capital deficit of $12,914,034 at June 30, 2019, had no revenues from continuing operations since inception, and is currently in default on certain convertible debt instruments. Management believes that these matters raise substantial doubt about the Company’s ability to continue as a going concern for twelve months from the issuance date of this report.

Management cannot provide assurance that we will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that our capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. The Company will seek to raise capital through additional debt and/or equity financings to fund its operations in the future.

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Although the Company has historically raised capital from sales of equity and from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These consolidated financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Current and Future Financings

Loans Payable

From June 2017 to September 2017, we entered into loan agreements with several third parties (the “Loans”). Pursuant to the loan agreements, we borrowed an aggregate principal amount of $538,875. The Loans bear interest at an annual rate of 33.3%, are unsecured and are currently in default. As of June 30, 2019, the loan principal balance and accrued interest payable amounted to $538,875 and $339,763, respectively with an aggregate outstanding balance of $878,638.

November 2016 Financing

On November 23, 2016, the Company entered into an Amended and Restated Securities Purchase Agreements with three institutional investors for the sale of the Company’s convertible notes and warrants which was fully converted in 2018.

As of June 30, 2019, there were 22,685,192 warrants outstanding under the November 2016 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

June 2017 Financing

On June 2, 2017, the Company entered into the Second Securities Purchase Agreement with the Purchasers for the sale of the Company’s June 2017 Notes and June 2017 Warrants.

As of June 30, 2019, the June 2017 Notes had outstanding principal and accrued interest of $1,495 and $0, respectively and are currently bearing interest at the default interest rate of 24% per annum.

As of June 30, 2019, there were 30,248,401 warrants outstanding under the June 2018 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

July 2017 Financing

On July 26, 2017, the Company entered into the Third Securities Purchase Agreement with the Purchasers for the sale of the Company’s July 2017 Notes and July 2017 Warrants.

On June 5, 2018, the original purchaser of the July 2017 Notes entered into an Assignment Agreement (“First Note Assignment”) with the assignee (“First Assignee”) for the sale of a portion of the July 2017 Notes (“First Assigned Note”) with outstanding principal of $111,295 and accrued interest of $29,180. In connection with the First Note Assignment, a default interest in the amount of $53,733 was charged, which was included in the sale price of the First Assigned Note totaling $194,208.

On October 16, 2018, the First Assignee, in turn entered into an Assignment Agreement (“Second Note Assignment”) with a another assignee (“Second Assignee”) for the sale of the First Assigned Note with outstanding principal of $194,208 and accrued interest of $3,204. In connection with the Second Note Assignment, a prepayment premium of $49,353 was charged which was included in the sale price of $246,765. In 2018, the Purchasers converted $17,500 of the outstanding principal of the new Note (“Second Assigned Note”), into 3,613,688 shares of common stock. During the six months ended June 30, 2019, the Purchasers converted $55,000 of the outstanding principal of the Second Assigned Note, into 10,966,166 shares of common stock. As of June 30, 2019, the Second Assigned Note had an outstanding principal balance of $174,264 and accrued interest of $0.

As of June 30, 2019, the July 2017 Notes had outstanding principal and accrued interest of $44,518 and $24,174, respectively and are currently bearing interest at the default interest rate of 24% per annum.

As of June 30, 2019, there were 52,997,367 warrants outstanding under the July 2017 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

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January 2018 Financing

On January 29, 2018, the Company entered into the Fourth Securities Purchase Agreement with the Purchasers for the sale of the Company’s January 2018 Notes and January 2018 Warrants.

As of June 30, 2019, the January 2018 Notes had outstanding principal and accrued interest of $222,222 and $62,784, respectively and are currently bearing interest at the default interest rate of 24% per annum.

As of June 30, 2019, there were 54,466,236 warrants outstanding under the January 2018 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

March 2018 Financing

On March 13, 2018, the Company entered into the Fifth Securities Purchase Agreement with the Purchasers for the sale of the Company’s March 2018 Notes and March 2018 Warrants.

As of June 30, 2019, the March 2018 Notes had outstanding principal and accrued interest of $152,778 and $52,701, respectively and are currently bearing interest at the default interest rate of 24% per annum and have a maturity date of November 13, 2018.

As of June 30, 2019, there were 81,699,352 warrants outstanding under the March 2018 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

July 2018 Financing

On July 25, 2018, the Company entered into Sixth Securities Purchase Agreement with an institutional investor for the sale of the July 2018 Note. The Note bears interest at 8% per year and will mature on the one-year anniversary of the date of issue.

As of June 30, 2019, the July 2018 Note had outstanding principal and accrued interest of $150,000 and $23,112, respectively (see Note 4 in the accompanying unaudited condensed consolidated financial statements for additional information).

September 2018 Financing

On September 24, 2018, the Company entered into the Seventh Purchase Agreement with the Seventh Round Purchasers for the sale of the Company’s September 2018 Notes and September 2018. The September 2018 Notes bear interest at a rate of 5% per year and shall mature on May 24, 2019.

As of June 30, 2019, the September 2018 Notes had outstanding principal and accrued interest of $1,345,363 and $102,386, respectively and are currently bearing interest at the default interest rate of 18% per annum.

As of June 30, 2019, there were 500,408,500 warrants outstanding under the September 2018 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

November 2018 Financing

On November 13, 2018, the Company entered into the Eighth Purchase Agreement with the Eighth Round Purchaser for the sale of the Company’s November 2018 Note and November 2018 Warrant. The November 2018 Note bears interest at a rate of 5% per year and shall mature on July 29, 2019.

As of June 30, 2019, the November 2018 Note had outstanding principal and accrued interest of $127,778 and $4,008, respectively.

As of June 30, 2019, there were 4,791,667 warrants outstanding under the November 2018 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

January 2019 Financing

On January 18, 2019, the Company entered into the Ninth and Tenth Purchase Agreements with the Ninth and Tenth Round Purchasers for the sale of the Company’s January 2019 Notes. The January 2019 Notes bear interest at a rate of 5% per year and shall mature on January 18, 2020.

As of June 30, 2019, the January 2019 Notes had an aggregate outstanding principal and accrued interest of $220,000 and $5,044, respectively. Warrants (see Note 4 in the accompanying unaudited condensed consolidated financial statements for additional information).

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March 2019 Financing

On March 25, 2019, the Company entered into the Eleventh Purchase Agreement with the Eleventh Round Purchaser for the sale of the Company’s March 2019 Note and March 2019 Warrant. The March 2019 Note bears interest at a rate of 5% per year and shall mature on November 25, 2019.

As of June 30, 2019, the March 2019 Note had an aggregate outstanding principal and accrued interest of $55,556 and $738, respectively.

As of June 30, 2019, there were 2,083,333 warrants outstanding under the March 2019 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

April 2019 Financings

On April 1, 2019, the Company entered into the Twelfth Purchase Agreement with the Twelfth Round Purchaser for the sale of the Company’s April 2019 Note I and April 2019 Warrant I. The April 2019 Note I bears interest at a rate of 5% per year and shall mature on December 2, 2019.

As of June 30, 2019, the April 2019 Note I had an aggregate outstanding principal and accrued interest of $27,778 and $339, respectively.

As of June 30, 2019, there were 1,041,667 warrants outstanding under the April 2019 Warrant I (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

On April 29, 2019, the Company entered into the Thirteenth Purchase Agreement with the Thirteenth Round Purchasers for the sale of the Company’s April 2019 Notes II and April 2019 Warrants II. The April 2019 Note II bears interest at a rate of 5% per year and shall mature on December 29, 2019.

As of June 30, 2019, the April 2019 Notes II had an aggregate outstanding principal and accrued interest of $205,279 and $1,743, respectively.

As of June 30, 2019, there were 7,697,917 warrants outstanding under the April 2019 Warrants II (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

May 2019 Financing

On May 29, 2019, the Company entered into the Fourteenth Purchase Agreement with the Fourteenth Round Purchaser for the sale of the Company’s May 2019 Notes and May 2019 Warrants. The May 2019 Notes bears interest at a rate of 5% per year and shall mature on January 29, 2020.

As of June 30, 2019, the May 2019 Notes had an aggregate outstanding principal and accrued interest of $10,000 and $44, respectively.

As of June 30, 2019, there were 375,000 warrants outstanding under the May 2019 Warrants (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

June 2019 Financings

On June 3, 2019, the Company entered into the Fifteenth Purchase Agreement with the Fifteenth Round Purchasers for the sale of the Company’s June 2019 Notes I and June 2019 Warrants I. The June 2019 Notes I bears interest at a rate of 5% per year and shall mature on February 3, 2020. As of June 30, 2019, the June 2019 Notes I had an aggregate outstanding principal and accrued interest of $129,167 and $478, respectively.

As of June 30, 2019, there were 4,843,750 warrants outstanding under the June 2019 Warrants I (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

On June 26, 2019, the Company entered into the Fifteenth Purchase Agreement with the Fifteenth Round Purchaser for the sale of the Company’s June 2019 Note II and June 2019 Warrant II. The June 2019 Note II bears interest at a rate of 5% per year and shall mature on February 26, 2020. As of June 30, 2019, the June 2019 Note II had an aggregate outstanding principal and accrued interest of $55,556 and $30, respectively.

As of June 30, 2019, there were 4,166,667 warrants outstanding under the June 2019 Warrant II (see Note 4 and Note 8-Warrants in the accompanying unaudited condensed consolidated financial statements for additional information).

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To secure the Company’s obligations under the June 2017, July 2017, January 2018, March 2018, September 2018 Notes and November 2018 Notes, the Company entered into Security Agreements, Pledge Agreements and Subsidiary Guaranty’s with Calvary Fund I LP, as agent, pursuant to which the Company granted a lien on all assets of the Company (the “Collateral”) excluding permitted indebtedness which included a first lien held by Regions Bank in connection with the $100,000 revolving promissory note entered into with Regions Bank in October 2014, for the benefit of the Note Purchasers. Upon an Event of Default (as defined in the related Notes), the Note Purchasers may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Additional Purchaser Rights and Company Obligations

The Securities Purchase Agreements include additional purchaser rights and Company obligations including obligations on the Company to reimburse the Purchasers for legal fees and expenses, satisfy the current public information requirements under SEC Rule 144(c), obligations on the Company with respect to the use of proceeds from the sale of securities and Purchaser rights to participate in future Company financings. Reference should be made to the full text of the Securities Purchase Agreements.

Common Stock for debt conversion

During the six months ended June 30, 2019, the Purchasers converted an aggregate of $232,794 and $51,602 of outstanding principal and interest of the Notes, respectively, and $36,134 of default interest, into 69,166,621 shares of its common stock.

Future Financings

We will require additional financing to fund our planned operations. We currently do not have committed sources of additional financing and may not be able to obtain additional financing particularly, if the volatile conditions of the stock and financial markets, and more particularly the market for early development stage company stocks persist.

There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, if and when it is needed, we will be forced to further delay or further scale down some or all of our activities or perhaps even cease the operations of the business.

Since inception we have funded our operations primarily through equity and debt financings and we expect that we will continue to fund our operations through the equity and debt financing, either alone or through strategic alliances. If we are able to raise additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. Obtaining commercial or other loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There is no assurance that we will be able to maintain operations at a level sufficient for an investor to obtain a return on his, her, or its investment in our common stock. Further, we may continue to be unprofitable.

Critical Accounting Policies

We have identified the following policies as critical to its business and results of operations. Our reported results are impacted by the application of the following accounting policies, certain of which require management to make subjective or complex judgments. These judgments involve making estimates about the effect of matters that are inherently uncertain and may significantly impact quarterly or annual results of operations. For all of these policies, management cautions that future events rarely develop exactly as expected, and the best estimates routinely require adjustment.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the six months ended June 30, 2019 and year ended December 31, 2018 include the valuation of assets and liabilities of discontinued operations, useful life of property and equipment, valuation of ROU assets and operating lease liabilities, assumptions used in assessing impairment of long-term assets, estimates of current and deferred income taxes and deferred tax valuation allowances, the fair value of non-cash equity transactions, the valuation of derivative liabilities, and the fair value of assets acquired and liabilities assumed in the business acquisition.

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Fair value of financial instruments and fair value measurements

FASB ASC 820 - Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to the Company on June 30, 2019. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments. FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2—Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3—Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Derivative liabilities

The Company has certain financial instruments that are embedded derivatives associated with capital raises. The Company evaluates all its financial instruments to determine if those contracts or any potential embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with ASC 810-10-05-4 and 815-40. This accounting treatment requires that the carrying amount of any embedded derivatives be recorded at fair value at issuance and marked-to-market at each balance sheet date. In the event that the fair value is recorded as a liability, as is the case with the Company, the change in the fair value during the period is recorded as either other income or expense. Upon conversion, exercise or repayment, the respective derivative liability is marked to fair value at the conversion, repayment or exercise date and then the related fair value amount is reclassified to other income or expense as part of gain or loss on debt extinguishment.

Revenue recognition

In May 2014, FASB issued an update Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers. ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. Based on an evaluation of the impact ASU 2014-09 will have on the Company’s sources of revenue, the Company has concluded that ASU 2014-09 did not have any impact on the process for, timing of, and presentation and disclosure of revenue recognition from customers and there was no cumulative effect adjustment.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Through March 31, 2018, pursuant to ASC 505-50 - Equity-Based Payments to Non-Employees, all share-based payments to non-employees, including grants of stock options, were recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black Scholes valuation model, the Company periodically reassessed the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and the Company adjusts the expense recognized in the consolidated financial statements accordingly. In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies several aspects of the accounting for nonemployee share-based payment transactions by expanding the scope of the stock-based compensation guidance in ASC 718 to include share-based payment transactions for acquiring goods and services from non-employees. ASU No. 2018-07 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods. Early adoption is permitted, but entities may not adopt prior to adopting the new revenue recognition guidance in ASC 606. The Company early adopted ASU No. 2018-07 in the second quarter of 2018, and the adoption did not have any impact on its consolidated financial statements.

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Leases

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842). The updated guidance requires lessees to recognize lease assets and lease liabilities for most operating leases. In addition, the updated guidance requires that lessors separate lease and non-lease components in a contract in accordance with the new revenue guidance in ASC 606. The updated guidance is effective for interim and annual periods beginning after December 15, 2018.

On January 1, 2019, the Company adopted ASU No. 2016-02, applying the package of practical expedients to leases that commenced before the effective date whereby the Company elected to not reassess the following: (i) whether any expired or existing contracts contain leases and; (ii) initial direct costs for any existing leases. For contracts entered into on or after the effective date, at the inception of a contract the Company assessed whether the contract is, or contains, a lease. The Company’s assessment is based on: (1) whether the contract involves the use of a distinct identified asset, (2) whether we obtain the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether it has the right to direct the use of the asset. The Company will allocate the consideration in the contract to each lease component based on its relative stand-alone price to determine the lease payments. The Company has elected not to recognize right-of-use assets and lease liabilities for short-term leases that have a term of 12 months or less.

Operating lease ROU assets represents the right to use the leased asset for the lease term and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most leases do not provide an implicit rate, the Company use an incremental borrowing rate based on the information available at the adoption date in determining the present value of future payments. Lease expense for minimum lease payments is amortized on a straight-line basis over the lease term and is included in general and administrative expenses in the condensed consolidated statements of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to our stockholders.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure controls and procedures

We maintain “disclosure controls and procedures,” as that term is defined in Rule 13a-15(e), promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer to allow timely decisions regarding required disclosure. Our management, with the participation of our principal executive officer and principal financial officer, evaluated our disclosure controls and procedures as of the end of the period covered by this quarterly report on Form 10-Q. Based on this evaluation, our principal executive officer and principal financial officer concluded that as of June 30, 2019, our disclosure controls and procedures were not effective.

Our management, including our principal executive officer and principal financial officer, is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our internal control over financial reporting as of June 30, 2019. Our management’s evaluation of our internal control over financial reporting was based on the framework in Internal Control-Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that as of June 30, 2019, our internal control over financial reporting was not effective.

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The ineffectiveness of our internal control over financial reporting was due to the following material weaknesses which we identified in our internal control over financial reporting:

(1)	the lack of multiples levels of management review on complex accounting and financial reporting issues, and business transactions,

(2)	a lack of adequate segregation of duties and necessary corporate accounting resources in our financial reporting process and accounting function as a result of our limited financial resources to support hiring of personnel and implementation of accounting systems, and

(3)	a lack of operational controls and lack of controls over assets by the acquired subsidiaries.

We expect to be materially dependent upon third parties to provide us with accounting consulting services related to accounting services for the foreseeable future. We believe this will be sufficient to remediate the material weaknesses related to our accounting discussed above. Until such time as we have a chief financial officer with the requisite expertise in U.S. GAAP, there are no assurances that the material weaknesses and significant deficiencies in our disclosure controls and procedures will not result in errors in our consolidated financial statements which could lead to a restatement of those financial statements.

A material weakness is a deficiency or a combination of control deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Changes in internal control over financial reporting

There was no change in the Company’s internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Securities Exchange Act of 1934) during the quarter ended June 30, 2019 that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 1A. RISK FACTORS

Not applicable to smaller reporting companies.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Except for provided below, all unregistered sales of our securities during the three months ended June 30, 2019, were previously disclosed in a Quarterly Report on Form 10-Q or in a Current Report on Form 8-K.

1.	During the three months ended June 30, 2019, the Company issued to a lender, an aggregate of 8,507,337 shares of common stock upon conversion of debt of $29,884, including both outstanding principal and accrued interest.

2.	During the three months ended June 30, 2019, the Company issued to a second lender, an aggregate of 2,950,255 shares of common stock upon conversion of $9,028 accrued interest.

3.	During the three months ended June 30, 2019, the Company issued to a third lender, an aggregate of 2,777,778 shares of common stock upon conversion of debt of $10,000, outstanding principal.

4.	During the three months ended June 30, 2019, the Company issued to a fourth lender, an aggregate of 12,000,000 shares of common stock upon conversion of debt of $44,100, including both outstanding principal and accrued interest.

The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”).

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ITEM 3. DEFAULTS UPON SENIOR SECURITIES

From June 2017 to September 2017, we entered into loan agreements with several third parties (the “Loans”). Pursuant to the loan agreements, we borrowed an aggregate principal amount of $538,875. The Loans bear interest at an annual rate of 33.3%, are unsecured and are in default due to non-payment as of June 30, 2019.

As of June 30, 2019, we were in default on certain of our convertible debt instruments and loans caused by the non-payment of balance due pursuant to the repayment terms.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Form of Note issued April 29, 2019 (incorporated by reference to Exhibit 4.1 to registrant’s current report on Form 8-K filed with the SEC on May 2, 2019).

4.2	Form of Warrant issued April 29, 2019 (incorporated by reference to Exhibit 4.2 to registrant’s current report on Form 8-K filed with the SEC on May 2, 2019).

4.3	Form of Note issued June 3, 2019 (incorporated by reference to Exhibit 4.1 to registrant’s current report on Form 8-K filed with the SEC on August 6, 2019).

4.4	Form of Warrant issued June 3, 2019 (incorporated by reference to Exhibit 4.2 to registrant’s current report on Form 8-K filed with the SEC on August 6, 2019).

4.5	Form of Note issued June 26, 2019 (incorporated by reference to Exhibit 4.1 to registrant’s current report on Form 8-K filed with the SEC on July 18, 2019).

4.6	Form of Warrant issued June 26, 2019 (incorporated by reference to Exhibit 4.2 to registrant’s current report on Form 8-K filed with the SEC on July 18, 2019).

10.1	Form of Securities Purchase Agreement dated April 29, 2019 (incorporated by reference to Exhibit 10.1 to registrant’s current report on Form 8-K filed with the SEC on May 2, 2019).

10.2	Form of Securities Purchase Agreement dated June 3, 2019 (incorporated by reference to Exhibit 10.1 to registrant’s current report on Form 8-K filed with the SEC on August 6, 2019).

10.3	Form of Securities Purchase Agreement dated June 26, 2019 (incorporated by reference to Exhibit 10.1 to registrant’s current report on Form 8-K filed with the SEC on July 18, 2019).

31.1*	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act Of 2002.

31.2*	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act Of 2002.

32.1*	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002.

101.INS*	XBRL INSTANCE DOCUMENT
101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: August 15, 2019	By:	/s/ Brian Barnett, MD
Brian Barnett, MD
Chief Executive Officer (principal executive officer)

Dated: August 15, 2019	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer and President (principal financial officer and principal accounting officer)

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